EXHIBIT 10.8
SOUTHWEST AIRLINES CO.
401(k) PLAN

SOUTHWEST AIRLINES CO.
401(k) PLAN

i

ii

iii

SOUTHWEST AIRLINES CO.
401(k) PLAN
PREAMBLE
     WHEREAS, SOUTHWEST AIRLINES CO., a corporation formed under the laws of the State of Texas (the “Company”) has previously adopted a profit sharing plan and trust designated as the Southwest Airlines Co. ProfitSharing Plan, effective as of January 1, 1973, which was subsequently amended and restated in its entirety, effective as of January 1, 1986, and which was again amended and restated in its entirety, effective as of January 1, 1991, to comply with the Tax Reform Act of 1986 and subsequent legislation and to continue the cash or deferred feature of the plan as a separate Plan (the “Prior Plan”); and
     WHEREAS, the Company now desires to again amend and restate the Prior Plan in its entirety to implement certain provisions of, and for compliance with, the Pension Protection Act of 2006, to add an automatic enrollment feature, to incorporate amendments that have previously been made, and to reflect certain other operational and administrative practices;
     NOW, THEREFORE, in consideration of the premises and to carry out the purposes and intent as set forth above, effective as of January 1, 2008, except as otherwise specifically provided herein, the Prior Plan is hereby restated and amended in its entirety, superseded and replaced by this plan (hereinafter referred to as the “Plan”), and the Company does hereby adopt this restated Plan for the benefit of its eligible employees. There will be no gap or lapse in time or effect between such plans, and the existence of a qualified plan shall be continuous and uninterrupted.
     The terms and conditions of this restated Plan are as follows:
ARTICLE I
PURPOSE
     The purpose of this Plan is to reward Employees of the Company for their loyal and faithful service, to help the Employees accumulate funds for their later years, and to provide funds for their Beneficiaries in the event of death or disability. The benefits provided by this Plan will be paid from a Trust Fund established by the Company and will be in addition to the benefits Employees are entitled to receive under any other programs of the Company and under the Social Security Act.
     This Plan and the separate related Trust forming a part hereof are established and shall be maintained for the exclusive benefit of the Members hereunder and their Beneficiaries. No part of the Trust Fund can ever revert to the Company, except as hereinafter provided, or be used for or diverted to purposes other than the exclusive benefit of the Members of this Plan and their Beneficiaries.

ARTICLE II
DEFINITIONS AND CONSTRUCTION
     2.1 Definitions. Where the following words and phrases appear in this Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary:
     (a) Affiliate. A member of a controlled group of corporations (as defined in Section 414(b) of the Code), a group of trades or businesses (whether or not incorporated) which are under common control (as defined in Section 414(c) of the Code), or an affiliated service group (as defined in Section 414(m) of the Code) of which the Company is a member, or any entity otherwise required to be aggregated with the Company pursuant to Section 414(o) of the Code and the regulations issued thereunder.
     (b) Allocation Date. With respect to Qualified Nonelective Contributions, if any, the last day of the Plan Year and, with respect to Salary Reduction Contributions and Company Matching Contributions, the Valuation Date coincident with or next following the date on which such contributions are transmitted to the Trust.
     (c) Annual Compensation. The total amounts paid by the Company or any Eligible Affiliate to an Employee as remuneration for personal services rendered during each Plan Year, including expense allowances (to the extent includible in the gross income of the Employee) and any amounts not includible in the gross income of the Employee pursuant to Sections 402(e)(3), 125(a), or 132(f)(4) of the Code, but excluding (1) director’s fees; (2) expense reimbursements and nontaxable expense allowances; (3) prizes and awards; (4) expatriate bonuses; (5) items of imputed income; (6) contributions made by the Company under this Plan or any other employee benefit plan or program it maintains, such as group insurance, hospitalization or like benefits; (7) amounts realized or recognized from qualified or nonqualified stock options or when restricted stock or property held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (8) Company contributions to a plan of deferred compensation that are not included in the Employee’s gross income for the taxable year in which contributed, or any distributions from a deferred compensation plan; (9) amounts, if any, paid to an Employee in lieu of a Company Contribution to the Southwest Airlines Co. ProfitSharing Plan in the event that such Company Contribution would constitute an annual addition, as defined in Section 415(c)(2) of the Code, in excess of the limitations under Section 415(c) of the Code; and (10) severance payments. For purposes of this Section 2.1(c), severance payments include severance pay, unfunded nonqualified deferred compensation benefits and parachute payments made after an Employee’s severance from employment, but shall not include amounts attributable to payments made within 2 1/2 months following severance from employment that, absent a severance from employment, would have been paid to the Employee for services rendered prior to the severance from employment and for accrued bona fide sick, vacation, or other leave (to the extent the Employee would have been able to use the leave if employment had continued). Annual Compensation shall include amounts otherwise includible, as provided above, which are paid by the Company or an Eligible Affiliate to the Employee through another person, pursuant to the common paymaster provisions of Sections 3121(s) and 3306(p) of the Code.
     The Annual Compensation of each Member or former Member taken into account under the Plan for any Plan Year shall not exceed $230,000, as adjusted by the Secretary of the Treasury for increases in the cost of living at the time and in the manner set forth in Section 401(a)(17)(B) of the Code. If a Plan Year consists of fewer than twelve (12) months, then the dollar limitation in the preceding sentence will be multiplied by a faction, the numerator of which is the number of months in the Plan Year, and the denominator of which is twelve (12). Except as otherwise provided herein, for purposes of an allocation under the Plan based on Annual Compensation, Annual Compensation shall only include amounts actually paid to an Employee during the period he is a Member of the Plan. Notwithstanding the limitation in the preceding sentence, for purposes of an allocation of a Company Matching Contribution, Annual Compensation shall include amounts actually paid to an Employee during the applicable Plan Year.
     (d) Beneficiary. A person designated by a Member or former Member to receive benefits hereunder upon the death of such Member or former Member.
     (e) Break in Service. An Employee shall have a Break in Service for each Plan Year in which he completes fewer than 501 Hours of Service with the Company unless he is on a leave of absence authorized by the Company in accordance with its leave policy.
     (f) Code. The Internal Revenue Code of 1986, as amended.
     (g) Committee. The persons who may be appointed to administer the Plan in accordance with Article XIII.
     (h) Company. Southwest Airlines Co., or its successor or successors.
     (i) Company Matching Contributions. Contributions that may be made by the Company for any Plan Year on behalf of a Member who has elected to receive Salary Reduction Contributions for such Plan Year as provided in Section 4.2 hereof. Company Matching Contributions shall be determined on behalf of Members whose conditions of employment are governed by a collective bargaining agreement between the Company and a labor union in accordance with the terms of such collective bargaining agreement, as then in effect, and shall be determined on behalf of Members whose conditions of employment are not so governed in the sole and absolute discretion of the board of directors of the Company.
     (j) Company Matching Contribution Account. A separate subaccount to which is credited a Member’s Company Matching Contributions, if any, and any earnings attributable thereto, adjusted to reflect any withdrawals, distributions, or investment losses attributable thereto.
     (k) Deemed Election Date. Except as otherwise provided herein, the Entry Date on which an eligible Employee commences or recommences participation in the

Plan after January 1, 2008, in accordance with Section 3.1 hereof. Notwithstanding the foregoing, in the event an eligible Employee’s employment with the Company and all Affiliates terminates, any deemed election that would otherwise be in effect shall automatically terminate and such Employee shall have a new Deemed Election Date, which shall be the first day of the calendar month concurrent with or next following such Employee’s completion of thirty (30) consecutive days of Service, beginning on the date on which such Employee is reemployed. Furthermore, a deemed election in effect with respect to any Member shall automatically terminate upon the date of a withdrawal from such Member’s Salary Reduction Contribution Account in accordance with the provisions of Section 11.2(e) hereof. An Employee hired prior to January 1, 2008 shall not have a Deemed Election Date unless such Employee terminates employment and is subsequently rehired after January 1, 2008.
     (l) Disability. A physical or mental condition which, in the judgment of the Committee, totally and presumably permanently prevents the Employee from engaging in any substantial gainful employment with the Company. A determination of Disability shall be based upon competent medical evidence satisfactory to the Committee. The Committee shall apply the rules with respect to Disability uniformly and consistently to all Employees in similar circumstances.
     (m) Effective Date. January 1, 2008, except as otherwise specifically provided herein.
     (n) Employee. Any person who is receiving remuneration for personal services rendered to the Company, or who would be receiving such remuneration except for an authorized leave of absence; provided, however, that any individual whose conditions of employment are governed by a collective bargaining agreement between the Company and a labor union shall not be considered an Employee unless the collective bargaining agreement provides for coverage of such individual under the Plan. In no event shall any individual employed by any Affiliate or subsidiary of the Company be considered an Employee. Notwithstanding the foregoing, individuals whose conditions of employment are governed by a collective bargaining agreement that does not provide for coverage of such individual under the Plan shall nonetheless be deemed to be an Employee for purposes of crediting service pursuant to the provisions of subsections 2.1(s), (ii) and (mm) hereunder.
     The term “Employee” shall also include any “leased employee,” as such term is defined below, deemed to be an employee of an Employer or any Affiliate as provided in Sections 414(n) or (o) of the Code. The term “leased employee” means any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person (“leasing organization”), has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction of or control by the recipient. Contributions or benefits provided by the leasing organization that are attributable to services performed for the recipient shall be treated as provided by the recipient. Notwithstanding the foregoing, a leased employee shall not be considered an employee of the recipient if: (i) such employee is covered by a money purchase pension plan that provides: (1) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement that are excludable from the employee’s gross income under Section 125, Section 402(e)(3), Section 402(h)(1)(B), or Section 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than twenty percent (20%) of the recipient’s nonhighly compensated work force.
     (o) Entry Date. The first day of each calendar month.
     (p) ERISA. The Employee Retirement Income Security Act of 1974, as amended.
     (q) Fund or Trust Fund. All assets of whatsoever kind or nature held from time to time by the Trustee in the Trust Fund forming a part of this Plan, without distinction as to income and principal and without regard to source, e.g., allocations, contributions, earnings, forfeitures, or gifts.
     (r) Highly Compensated Employee. The term Highly Compensated Employee includes highly compensated active employees and highly compensated former employees. A highly compensated active employee includes any Employee who performs Service for the Company during the determination year and who, during the look-back year received compensation from the Company in excess of $105,000 (as adjusted pursuant to Section 415(d) of the Code). The term Highly Compensated Employee also includes Employees who are Five Percent (5%) Owners (as defined in Section 19.1(f) hereof) at any time during the look-back year or determination year. For purposes of this Section 2.1(s), the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year. For purposes of this Section 2.1(r), the term “compensation” shall have the same meaning as set forth in Section 415(c)(3) of the Code.
     A highly compensated former employee includes any Employee who separated from service (or was deemed to have separated from service) prior to the determination year, performs no Service for the Company during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the Employee’s 55th birthday. The determination of the identity of Highly Compensated Employees will be made in accordance with Section 414(q) of the Code and the regulations thereunder.
     (s) Hour of Service. An Hour of Service shall include all hours for which pay is received or for which an Employee is entitled to payment, whether worked or not, plus service credit on the basis of the number of his regularly scheduled working hours for any other period of absence for which the Employee is paid or entitled to payment and which is authorized by the Company in accordance with its uniform leave policy for vacation, holiday, sick leave, illness, Disability, layoff, military service, or civic duty. In no event shall credit for the number of Hours of Service attributable to a single continuous period for which no duties are performed exceed 501. Service credit shall also be given for each other leave of absence authorized by the Company for which the Employee is paid or entitled to payment.
     Hours of Service shall be computed on an equivalency basis, whereby for each month during which an Employee would be credited with at least one Hour of Service (or, in the case of flight attendants, one trip), such Employee shall be credited with one hundred ninety (190) Hours of Service.
     These hours must be credited to Employees in the computation period during which the duties were performed, or if no duties were performed, during which the applicable period of absence occurred, and not when paid, if different. Credit must also be given, without duplicating any hours described above, for each hour for which back pay, irrespective of mitigation of damages, has been awarded or agreed to by the Company. These hours must be credited in the computation period or periods to which the award or agreement pertains rather than that in which the payment, award, or agreement was made.
     In determining the number of Hours of Service to be credited to an Employee in the case of a payment that is made or due to an Employee under the provisions of the paragraphs above, the Committee shall apply the rules set forth in Department of Labor Regulations 2530.200 b-2(b) and (c), which rules are incorporated into and made a part of this Plan by reference.
     For purposes of determining whether an Employee has incurred a Break in Service as defined in Section 2.1(e), the Committee shall credit an Employee with Hours of Service during absence from work for maternity or paternity reasons that would otherwise have been credited to such Employee but for such absence. For purposes of this Plan, an Employee shall be deemed to be on maternity or paternity leave if the Employee’s absence from work is (1) by reason of the pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be limited to the lesser of (1) the number necessary to prevent the Employee from incurring a Break in Service or (2) 501 Hours of Service. Hours of Service credited under this paragraph shall be credited in the Plan Year in which the absence begins, but if the Employee does not need those Hours of Service to prevent a Break in Service in the Plan Year in which the absence began, then they shall be credited in the immediately following Plan Year.
     (t) Individual Account. The account or record maintained by the Committee showing the monetary value of the individual interest in the Trust Fund of each Member, former Member, and Beneficiary.
     (u) Investment Managers. The qualified and acting Investment Managers, as defined in ERISA, who under this Plan may be appointed by the Company to invest and manage Plan assets as fiduciaries.

     (v) Member. An Employee who has met the eligibility requirements for participation in this Plan, as set forth in Article III hereof. A former Member is a Member who has terminated employment with the Company but who has an Individual Account under the Plan, and shall include those individuals who have an Individual Account under the Plan and who were not employed by the Company, but who were formerly employed by Morris Air Corporation.
     (w) Named Fiduciary. The Committee shall be the Named Fiduciary designated to manage the operation and administration of the Plan.
     (x) Normal Retirement Date. The date on which a Member attains the age of sixty (60) years.
     (y) Plan. Southwest Airlines Co. 401(k) Plan, as amended from time to time.
     (z) Plan Administrator. Such person or persons as designated by the Committee, which shall be the Committee unless and until it designates such other person or persons.
     (aa) Plan Year. The annual period beginning January 1st and ending December 31st, both dates inclusive of each year.
     (bb) Prior Plan. The Southwest Airlines Co. 401(k) Plan, effective January 1, 1991, as heretofore amended and restated from time to time.
     (cc) Qualified Nonelective Contributions. Contributions which may, at the election of the Company, be made to the Plan by the Company in an amount necessary to assure the Plan’s compliance with the deferral percentage test described in Section 4.5 hereof or the contribution percentage test described in Section 4.6 hereof.
     (dd) Retirement. Separation from service after a Member has reached his Normal Retirement Date. Retirement shall be considered as commencing on the day immediately following a Member’s last day of service.
     (ee) Rollover Contributions. Contributions that may be made to the Plan by a Member or Employee, as provided in Section 4.7 hereof.
     (ff) Rollover Contribution Account. A separate subaccount to which is credited a Member’s or Employee’s Rollover Contributions, if any, and any earnings attributable thereto, adjusted to reflect any withdrawals, distributions, or investment losses attributable thereto
     (gg) Salary Reduction Contributions. Contributions made to the Plan by the Company, at the election of a Member, in lieu of cash compensation, pursuant to a salary reduction agreement, as provided in Sections 4.1 and 4.2 hereof.
     (hh) Salary Reduction Contribution Account. A separate subaccount to which is credited a Member’s Salary Reduction Contributions, Qualified Nonelective

Contributions, if any, and any earnings attributable thereto, adjusted to reflect any withdrawals, distributions, or investment losses attributable thereto.
     (ii) Service. A period or periods of employment by an Employee used in determining eligibility for Plan participation or in determining the amount of benefits. If the Company is a member of a controlled group of corporations (as defined in Section 414(b) of the Code), is one of a group of trades or businesses (whether or not incorporated) which are under common control (as defined in Section 414(c) of the Code), is a member of an affiliated service group (as defined in Section 414(m) of the Code), or is otherwise required to be aggregated with any entity pursuant to Section 414(o) of the Code and the regulations issued thereunder, then Service shall include any employment with any member of such controlled group of corporations, such group of trades or businesses under common control, such affiliated service group, or such other entity required to be so aggregated, including Service prior to the Effective Date.
     (jj) Trust. Southwest Airlines Co. 401(k) Trust, as amended from time to time, which was established to hold and invest Salary Reduction Contributions, Company Matching Contributions, and Qualified Nonelective Contributions, if any, made under the Plan and Prior Plan for the exclusive benefit of the Members included in the Plan from which the benefits will be distributed.
     (kk) Trustee. The qualified and acting Trustee under the Trust, who shall be the fiduciary designated to invest and manage the Plan assets, other than those that may be managed exclusively by an Investment Manager, and to operate and administer the Trust Fund.
     (ll) Valuation Date. Each business day on which the financial markets are open for trading activity.
     (mm) Vesting Service. Vesting Service is the period of employment used in determining eligibility for benefits. A year of Vesting Service shall be granted for each Plan Year in which an Employee has completed 1,000 or more Hours of Service with the Company, subject to the following exceptions:
     (i) Vesting Service prior to January 1, 1973 shall be excluded.
     (ii) Vesting Service completed after December 31, 1972 and prior to January 1, 1976 shall be excluded if such service would have been disregarded under the break in service rules of the Prior Plan, as then in effect. For this purpose, break in service rules are those rules that result in the loss of prior vesting because of service termination or failure to complete a required period of service within a specified time.
     (iii) Prior to January 1, 1985, in the case of an Employee who has any Break in Service, all years of Vesting Service incurred after such Break shall be disregarded for purposes of measuring years of Vesting Service before such Break. However, effective January 1, 1985 and thereafter, in the case of an Employee who has a Break in Service, his years of Vesting Service before such

Break in Service shall not be taken into account until he has completed a year of Vesting Service following his reemployment. In the case of an Employee who has five (5) or more consecutive Breaks in Service, all years of Vesting Service incurred after such Breaks in Service will be disregarded for purposes of measuring years of Vesting Service before such Breaks in Service.
     (iv) Prior to January 1, 1985, if an Employee who does not have any nonforfeitable right to his Company Matching Contribution Account incurs a period of consecutive Breaks in Service that equals or exceeds the aggregate number of years of Vesting Service incurred before such period, then all of his prior years of Vesting Service before such period shall no longer be credited to him. However, effective January 1, 1985, and thereafter, if an Employee who does not have any nonforfeitable right to his Company Matching Contribution Account incurs a period of five or more consecutive Breaks in Service, then all of his prior years of Vesting Service before such period shall no longer be credited to him.
     2.2 Construction. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. The words “hereof,” “herein,” “hereunder,” and other similar compounds of the word “here” shall mean and refer to the entire Plan, not to any particular provision or section. The Plan and Trust shall each form a part of the other by reference, and terms shall be used therein interchangeably.
ARTICLE III
ELIGIBILITY AND PARTICIPATION
     3.1 Eligibility Requirements. Every Employee who was a Member in the Prior Plan on the day before the Effective Date shall continue to be a Member in the Plan. Except as otherwise provided herein, every other Employee shall become a Member in the Plan as of the first Entry Date concurrent with or next following such Employee’s completion of thirty (30) consecutive days of Service, beginning on his employment commencement date. The employment commencement date is the first day for which an Employee is entitled to be credited hereunder with an Hour of Service. Notwithstanding the foregoing, non-resident aliens who receive no earned income from the Company that constitutes income from sources within the United States shall not be eligible to participate in the Plan. Furthermore, “leased employees” (as such term is defined in Section 2.1(n) hereof) and Employees classified by the Company as interns shall not be eligible to participate in the Plan. A person who is not treated as an Employee on the Company’s books and records (such as a person who as a matter of practice is treated by the Company as an independent contractor, but who is later determined to be an Employee as a matter of fact) shall not be an eligible Employee during any part of a Plan Year in which such person was not treated as an Employee, despite any retroactive recharacterization.
     3.2 Notification of Eligibility. The Committee shall notify in writing each Employee of the qualifications for eligibility and shall furnish each Employee a copy of such explanation of the Plan as the Committee shall provide for that purpose. The Committee shall provide a notice explaining the Employee’s rights and obligations under the automatic enrollment arrangement provided under the Plan. The notice shall explain: (a) the Employee’s right to elect not to have

Salary Reduction Contributions, as described in Section 4.1 hereof, made on the Employee’s behalf or to elect to have Salary Reduction Contributions made in a different percentage (including an election of 0%) and (b) the manner in which Salary Reduction Contributions made under the arrangement will be invested in the absence of any investment direction by the Employee in accordance with Section 12.1 hereof. The notice shall also explain that the Employee shall be given a reasonable period of time following the date of such notice to make an affirmative election with respect to the percentage of Salary Reduction Contributions to be made (including an election of 0%) and the manner and applicable percentages in which the Employee desires the Trustee to invest such contributions.
     3.3 Re-entry of Prior Members. An Employee who terminates employment after becoming a Member hereunder shall be eligible to participate immediately upon his completion of one Hour of Service following his reemployment by the Company. An Employee who terminates employment after satisfying the requirements of Section 3.1 hereof, but prior to the first Entry Date following the satisfaction of such requirements, shall be eligible to participate immediately upon his completion of one Hour of Service following his reemployment by the Company, or if later, the first Entry Date following the satisfaction of such requirements.
ARTICLE IV
CONTRIBUTIONS
     4.1 Salary Reduction Contributions. Each Member may elect to have contributed on his behalf to the Trust Fund, on a pre-tax basis, any whole percentage of his Annual Compensation that is not less than one percent (1%) and that does not exceed fifty percent (50%). Salary Reduction Contributions shall be elected pursuant to a salary reduction election, in accordance with Section 5.3 hereof. If, following notice to the Member, in accordance with Section 3.2 above, the Committee fails to receive a proper election for a Member prior to the Member’s Deemed Election Date, the Member shall, on his Deemed Election Date, be deemed to have made an election under this Section 4.1 to have contributed on his behalf a percentage of his Annual Compensation equal to three percent (3%). Notwithstanding any provision herein to the contrary, any percentage of Annual Compensation elected (or deemed elected) to be contributed to the Trust Fund on the Member’s behalf may not exceed the applicable dollar amount for such Plan Year, as provided in Section 402(g) of the Code, adjusted for increases in the cost of living as provided in Section 402(g)(4) of the Code. Salary Reduction Contributions are at all times one hundred percent (100%) vested and nonforfeitable. Salary Reduction Contributions made on behalf of a Member shall be added to the Trust Fund as soon as practicable after deduction from a Member’s paycheck and shall be credited to the Salary Reduction Contribution Account of the Member as of each Allocation Date, as provided in Section 6.1.
     4.2 Catch-Up Contributions. Each Member who has attained or would have attained age fifty (50) prior to the close of the Member’s taxable year, and who has affirmatively elected, in accordance with the provisions of Section 4.1, to have Salary Reduction Contributions made to the Plan on his behalf, shall be deemed to have elected to have Catch-Up Contributions contributed on his behalf to the Trust Fund on a pre-tax basis, in accordance with, and subject to the limitations of, Section 414(v) of the Code. Except as otherwise provided under Sections 4.5, 4.6, 4.7 and 6.5 hereof, Catch-Up Contributions shall be made pursuant to a salary reduction election, in accordance with Section 5.3 hereof. Catch-Up Contributions are at all times one hundred percent (100%) vested and nonforfeitable. Catch-Up Contributions made on behalf of a Member shall be added to the Trust Fund as soon as practicable after deduction from a Member’s paycheck, and shall be credited to the Salary Reduction Contribution Account of the Member as of each Allocation Date, as provided in Section 6.1. The Plan shall not be treated as failing to satisfy any provision implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such Catch-Up Contributions.
     4.3 Company Matching Contributions. The Company may, as provided below, contribute to the Trust Fund a Company Matching Contribution. Company Matching Contributions shall be determined on behalf of Members whose conditions of employment are governed by a collective bargaining agreement between the Company and a labor union in accordance with the terms of such collective bargaining agreement, as then in effect, and shall be determined on behalf of Members whose conditions of employment are not so governed, in the sole and absolute discretion of the board of directors of the Company. If a Company Matching Contribution is made, such Contribution will equal a specified percentage of the Member’s Salary Reduction Contributions, including, if applicable, Catch-Up Contributions, not to exceed the specific amount set forth in the collective bargaining agreement, if applicable, or otherwise established by the board of directors of the Company. Company Matching Contributions shall be added to the Trust Fund as soon as practicable after deduction of the applicable Salary Reduction Contributions, including, if applicable, Catch-Up Contributions from a Member’s paycheck and credited, as of each Allocation Date, to the Company Matching Contribution Account of each eligible Member who has elected to have Salary Reduction Contributions, including, if applicable, Catch-Up Contributions made to the Trust Fund on his behalf during the applicable period.
     4.3 Qualified Nonelective Contributions. The Company may, for each Plan Year, contribute to the Trust Fund Qualified Nonelective Contributions. Qualified Nonelective Contributions are at all times one hundred percent (100%) vested and nonforfeitable. Qualified Nonelective Contributions shall be added to and become a part of the Trust Fund, and as of each Allocation Date, shall be credited to the Individual Accounts of the Members, as provided in Section 6.2.
     4.4 Reduction of Excess Deferrals. If a Member’s Salary Reduction Contributions hereunder should exceed the applicable dollar amount set forth in Section 402(g) of the Code, adjusted for increases in the cost of living, as set forth in Section 402(g)(4) of the Code, the excess (with earnings thereon) shall be reduced as follows:
     (a) To the extent that such excess Salary Reduction Contributions do not exceed the applicable dollar limitation under Section 414(v), reduced by Catch-Up Contributions previously made and Salary Reduction Contributions previously treated as Catch-Up Contributions, whether under this Plan or another applicable employer plan (as defined in Section 414(v)(6)(A) of the Code), the amount of such excess Salary Reduction Contributions shall be recharacterized as Catch-Up Contributions, if such Member is otherwise eligible to make Catch-Up Contributions in accordance with Section 4.2 hereof during the Plan Year in which such excess deferrals were made.

     (b) If the Member is not eligible to make Catch-Up Contributions, as provided in Section 4.2 hereof, or to the extent that recharacterization of such excess Salary Reduction Contributions, together with Catch-Up Contributions previously made and Salary Reduction Contributions previously treated as Catch-Up Contributions, whether under this Plan or another applicable employer plan (as defined in Section 414(v)(6)(A) of the Code), exceeds the applicable dollar limitation under Section 414(v), the amount of such excess Salary Reduction Contributions shall be distributed to the Member. Any distribution under this paragraph (b) shall be made to the Member no later than the April 15th immediately following the close of the Member’s taxable year with respect to which such excess deferrals were made.
     If the Member also participates in another elective deferral program (within the meaning of Section 402(g)(3) of the Code) and if, when aggregating his elective deferrals under all such programs, an excess of deferral contributions arises under the dollar limitation in Code Section 402(g) with respect to such Member, the Member shall, no later than March 1st following the close of the Member’s taxable year, notify the Committee as to the portion of such excess deferrals to be allocated to this Plan and such excess so allocated to this Plan (with earnings thereon) shall be deemed a Catch-Up Contribution in accordance with subparagraph (a) herein, as the case may be, or distributed to the Member in accordance with subparagraph (b) herein. In the event there is a loss allocable to an excess deferral, any distribution to a Member as required by this Section shall be no greater than the lesser of: (i) the value of the Member’s Salary Reduction Contribution Account or (ii) the Member’s excess deferrals for the Plan Year.
     4.5 Deferral Percentage Test.
     (a) Determination of Deferral Percentages. As soon as administratively feasible after the end of each Plan Year (or other applicable period) the Committee shall determine:
     (i) Deferral Percentage. The “deferral percentage” for each Employee who is then eligible for Salary Reduction Contributions (not including Catch-Up Contributions, if applicable), which shall be the ratio of the amount of such Employee’s Salary Reduction Contributions for such Plan Year (less excess Salary Reduction Contributions treated as Catch-Up Contributions for the Plan Year in accordance with Section 4.4 above) to the Employee’s compensation (as defined in Section 2.1(r) hereof) for such Plan Year;
     (ii) Highly Compensated Deferral Percentage. The “highly compensated deferral percentage,” which shall be the average of the “deferral percentages” for all Highly Compensated Employees then eligible for Salary Reduction Contributions; and
     (iii) Nonhighly Compensated Deferral Percentage. The “nonhighly compensated deferral percentage,” which shall be the average of the “deferral percentages” for all Employees then eligible for Salary Reduction Contributions who were not included in the “highly compensated deferral percentage,” in (ii) above.

     If a Highly Compensated Employee participates in two (2) or more plans maintained by an Employer or any Affiliate that are subject to the deferral percentage test, then such Employee’s deferral percentage shall be determined by aggregating his participation in all such plans. In addition, if the Company maintains two (2) or more plans subject to the deferral percentage test and such plans are treated as a single plan for purposes of the requirements for qualified plans under either Code Section 410(b) or 401(a)(4), then such plans are treated as a single plan for purposes of the deferral percentage test. For purposes of implementing the deferral percentage test, elective deferrals treated as Catch-Up Contributions shall be disregarded. If, however, the Company elects to apply Section 410(b)(4)(B) in determining whether the Plan meets the requirements of Section 410(b)(1) of the Code, the Company may, in determining whether the Plan meets the requirements of this Section 4.5, either elect to (A) exclude from consideration all eligible Employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Section 410(a)(1)(A) of the Code or (B) perform the deferral percentage test separately for the group of Employees who have met the minimum age and service requirements of Section 410(a)(1)(A) of the Code and the group of Employees who have not met the minimum age and service requirements of Section 410(a)(1)(A) of the Code.
     (b) Limitation on Highly Compensated Deferral Percentage. In no event shall the “highly compensated deferral percentage” exceed the greater of: (1) a deferral percentage equal to one and one–fourth (1 1/4) times the “nonhighly compensated deferral percentage” or (2) a deferral percentage equal to two (2) times the “nonhighly compensated deferral percentage,” but not more than two (2) percentage points greater than the “nonhighly compensated deferral percentage.”
     (c) Recharacterization of Excess Salary Reduction Contributions. If the above deferral percentage test would otherwise be violated as of the end of the Plan Year, then, to the extent that the excess Salary Reduction Contributions of such Highly Compensated Employees do not exceed the applicable dollar limitation under Section 414(v), reduced by elective deferrals previously treated as Catch-Up Contributions, whether under this Plan or another elective deferral program (as defined under Section 402(g)(3)), the amount of the excess Salary Reduction Contributions of such Highly Compensated Employees shall be recharacterized as Catch-Up Contributions, if such Member is otherwise eligible to make Catch-Up Contributions in accordance with Section 4.2 hereof during the Plan Year in which the excess deferral arises.
     (d) Application of Qualified Nonelective Contributions. If, after recharacterization of the excess Salary Reduction Contributions of such Highly Compensated Employees, the deferral percentage test would still be violated as of the end of the Plan Year, then, subject to satisfaction of the conditions described in Section 1.401(k)–1(b)(5) of the Treasury Regulations, the “deferral percentage,” as defined in (a)(i) above, shall instead be the ratio of the sum of the Employee’s Salary Reduction Contributions (less excess Salary Reduction Contributions treated as Catch-Up Contributions for the Plan Year), Qualified Nonelective Contributions, if any, and, to the extent necessary to satisfy the deferral percentage test, Company Matching Contributions for such Plan Year to the Employee’s compensation (as defined in Section 2.1(r) hereof)

for such Plan Year. Any Company Matching Contributions so utilized to satisfy the deferral percentage test shall at all times be one hundred percent (100%) vested and nonforfeitable and shall be excluded from consideration for purposes of the contribution percentage test described in Section 4.6.
     (e) Distribution of Excess Contributions. If, after consideration of Qualified Nonelective Contributions, if any, and applicable Company Matching Contributions, as described above, the deferral percentage test would still be violated as of the end of the Plan Year, then notwithstanding any other provision hereof, every Salary Reduction Contribution (other than excess Salary Reduction Contributions treated as Catch-Up Contributions for the Plan Year) included in the “highly compensated deferral percentage” for a Member whose deferral percentage is greater than the permitted maximum shall be revoked to the extent necessary to comply with such deferral percentage test and the amount of such Salary Reduction Contribution (other than excess Salary Reduction Contributions treated as Catch-Up Contributions for the Plan Year), to the extent revoked, shall constitute an “excess contribution” to be distributed (with earnings thereon) no later than the last day of the Plan Year following the Plan Year with respect to which such contribution was made. Excess contributions are allocated to the Highly Compensated Employees with the largest amounts of Employer contributions taken into account in calculating the deferral percentage test for the Plan Year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Employer contributions and continuing in descending order until all excess contributions have been allocated. For purposes of the preceding sentence, the “largest” amount is determined after distribution of any amounts distributed hereunder pursuant to Section 4.4 hereof. In the event there is a loss allocable to an excess contribution, any distribution to a Member as required by this Section shall be no greater than the lesser of: (a) the value of the Member’s Salary Reduction Contribution Account (without regard to Catch-Up Contributions) or (b) the Member’s excess contribution for the Plan Year. If an excess contribution is distributed to a Member in accordance with the foregoing, any Company Matching Contribution relating to such excess contribution shall be forfeited and then utilized as described in Section 6.3 hereof, and shall not be taken into account in determining the Member’s contribution percentage under Section 4.6.
     4.6 Contribution Percentage Test.
     (a) Determination of Contribution Percentages. As soon as administratively feasible after the end of each Plan Year (or other applicable period) the Committee shall determine:
     (i) Contribution Percentage. The “contribution percentage” for each Employee who is then eligible to receive Company Matching Contributions, which shall be the ratio of the amount of such Employee’s Company Matching Contributions for such Plan Year to such Employee’s compensation (as defined in Section 2.1(r) hereof) for such Plan Year;

     (ii) Highly Compensated Contribution Percentage. The “highly compensated contribution percentage,” which shall be the average of the “contribution percentages” for all Highly Compensated Employees then eligible for Company Matching Contributions; and
     (iii) Nonhighly Compensated Contribution Percentage. The “nonhighly compensated contribution percentage,” which shall be the average of the “contribution percentages” for all Employees then eligible for Company Matching Contributions who were not included in the “highly compensated contribution percentage,” in (ii) above.
     If a Highly Compensated Employee participates in two (2) or more plans maintained by an Employer or any Affiliate that are subject to the contribution percentage test, then such Employee’s contribution percentage shall be determined by aggregating his participation in all such plans. In addition, if the Company maintains two (2) or more plans subject to the contribution percentage test and such plans are treated as a single plan for purposes of the requirements for qualified plans under either Code Section 410(b) or 401(a)(4), then such plans are treated as a single plan for purposes of the contribution percentage test. If, however, the Company elects to apply Section 410(b)(4)(B) in determining whether the Plan meets the requirements of Section 410(b)(1) of the Code, the Company may, in determining whether the Plan meets the requirements of this Section 4.6, either elect to (A) exclude from consideration all eligible Employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Section 410(a)(1)(A) of the Code or (B) perform the contribution percentage test separately for the group of Employees who have met the minimum age and service requirements of Section 410(a)(1)(A) of the Code and the group of Employees who have not met the minimum age and service requirements of Section 410(a)(1)(A) of the Code.
     (b) Limitation on Highly Compensated Contribution Percentage. In no event shall the “highly compensated contribution percentage” exceed the greater of: (1) a contribution percentage equal to one and one–fourth (1 1/4) times the “nonhighly compensated contribution percentage” or (2) a contribution percentage equal to two (2) times the “nonhighly compensated contribution percentage” but not more than two (2) percentage points greater than the “nonhighly compensated contribution percentage.”
     (c) Application of Qualified Nonelective Contributions. If the above contribution percentage test would otherwise be violated as of the end of the Plan Year, then subject to satisfaction of the conditions described in Section 1.401(m)-1(b)(5) of the Treasury Regulations, the “contribution percentage,” as defined in (a) above, shall instead be the ratio of the sum of the Employee’s Company Matching Contributions, Qualified Nonelective Contributions, if any, and to the extent necessary to satisfy the contribution percentage test, Salary Reduction Contributions for the applicable Plan Year to the Employee’s compensation (as defined in Section 2.1(r) hereof) for the applicable Plan Year. Any Salary Reduction Contributions or Qualified Nonelective Contributions so utilized to satisfy the contribution percentage test shall be excluded from consideration for purposes of the deferral percentage test described in Section 4.5.

     (d) Distribution of Excess Aggregate Contributions. If after consideration of applicable Salary Reduction Contributions and Qualified Nonelective Contributions, if any, as described above, the contribution percentage test would still be violated as of the end of the Plan Year, then notwithstanding any other provision hereof, every Company Matching Contribution included in the “highly compensated contribution percentage” for a Member whose contribution percentage is greater than the permitted maximum shall automatically be revoked to the extent necessary to comply with such contribution percentage test and the amount of such contribution, to the extent revoked, shall constitute an “excess aggregate contribution” to be distributed to such Member (with earnings thereon) or forfeited, if applicable, no later than the last day of the Plan Year following the Plan Year for which such contribution was made. Excess aggregate contributions are allocated to the Highly Compensated Employees with the largest amounts of Employer contributions taken into account in calculating the contribution percentage test for the Plan Year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Employer contributions and continuing in descending order until all excess aggregate contributions have been allocated. For purposes of the preceding sentence, the “largest amount” is determined after first determining required distributions under Section 4.4 hereof, and then determining excess contributions under Section 4.5. In the event there is a loss allocable to an excess aggregate contribution, any distribution to a Member as required by this Section shall be no greater than the lesser of: (a) the value of the Member’s Company Matching Contribution Account or (b) the Member’s excess aggregate contribution for the Plan Year.
     4.7 Rollover Contributions.
     (a) Direct Rollovers. A Member who is entitled to receive an “eligible rollover distribution”, as such term is defined in Section 15.6 hereof, from (i) a qualified plan described in section 401(a) or 403(a) of the Code, (ii) an annuity contract described in section 403(b) of the Code, or (iii) an eligible plan under section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, may, in accordance with procedures approved by the Committee, elect to transfer directly to the Trustee, as a trustee-to-trustee transfer, in cash only, an amount equal to all or a portion of such distribution; provided, however, that the maximum amount of such transfer shall be the fair market value of that portion of the distribution that would be includable in gross income if not so transferred (determined without regard to Section 402(c) of the Code).
     (b) Member Rollover Contributions from Other Plans. Any Member who has distributed to him an amount that qualifies as an “eligible rollover distribution”, as such term is defined in Section 15.6 hereof, from (i) a qualified plan described in section 401(a) or 403(a) of the Code, (ii) an annuity contract described in section 403(b) of the Code, (iii) an eligible plan under section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, or (iv) any portion of a distribution from an individual retirement account annuity described in section 408(a) or 408(b) of the Code, may, in accordance with procedures approved by the Committee, contribute, in cash only, an amount equal to all or any portion of such distribution that is eligible to be rolled over and that would otherwise be includible in gross income if not so transferred (determined without regard to Section 402(c) of the Code). Such transfer must occur on or before the 60th day following the Member’s receipt of such distribution, or such later date as permitted by the Internal Revenue Service for distributions on and after January 1, 2002.
     (c) Method of Transfer. The Committee shall develop such procedures, and may require such information from a Member desiring to make such a transfer, as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this Section. Upon approval by the Committee, the amount transferred shall be deposited in the Trust and shall be credited, as of the Valuation Date next following such transfer, to a Rollover Contribution Account for the Member.
     (d) Rollover Contributions Prior to Eligibility as a Member. An Employee, prior to satisfying the eligibility conditions of the Plan, as set forth in Section 3.1 hereof, may make a Rollover Contribution to the Trust Fund to the same extent and in the same manner as a Member. If an Employee makes a Rollover Contribution to the Trust Fund prior to satisfying the Plan’s eligibility conditions, the Committee and Trustee shall treat the Employee as a Member for all purposes of the Plan except for purposes of sharing in Company Matching Contributions, Salary Reduction Contributions, or Qualified Nonelective Contributions under the Plan until he actually becomes a Member. If the Employee terminates employment prior to becoming a Member, the Trustee will distribute his Rollover Contribution Account to him in accordance with the provisions of Article XV hereof as if such Employee were a Member of the Plan.
     (e) Vesting and Distribution of Rollover Contribution Account. Each Member’s Rollover Contribution Account shall be 100% vested and nonforfeitable at all times and shall share in asset adjustments pursuant to Section 5.2 herein, but shall not share in Company contributions. Upon termination of employment, the total amount of a Member’s Rollover Contribution Account shall be distributed in accordance with Article XV hereof.
ARTICLE V
ADJUSTMENT OF INDIVIDUAL ACCOUNTS
     5.1 Individual Accounts. The Committee shall establish an Individual Account for each Member showing the monetary value of the individual interest in the Trust Fund of each Employee, former Employee, and Beneficiary. The Individual Account of each Member shall be composed of a Company Matching Contribution Account, to which Company Matching Contributions, if any, shall be credited; a Salary Reduction Contribution Account, to which Salary Reduction Contributions, if any, including Catch-Up Contributions, if any, together with Qualified Nonelective Contributions and Company Matching Contributions, if any, utilized to satisfy the deferral percentage test or the contribution percentage test, as set forth in Sections 4.5 and 4.6 hereof, if any, shall be credited; and, if applicable, a Rollover Contribution Account. Such accounts are primarily for accounting purposes and do not require a segregation of the Trust Fund, except as otherwise provided herein.

     5.2 Method of Adjustment. As of each Valuation Date, before any restoration of accounts as required pursuant to Section 15.3 hereof and before taking into account contributions of the Company for the period since the last preceding Valuation Date, the Committee or the Trustee, as directed by the Committee, shall value the assets of each investment fund and adjust the Individual Accounts of all Members who have elected to participate in such investment fund as follows:
     (a) The Committee shall determine the market value of the investment fund, including the effect of expenses of administration and other charges against such investment fund since the last Valuation Date.
     (b) The Committee shall determine the total aggregate value of all Individual Accounts participating in the investment fund as shown in its records as of the prior Valuation Date. The Individual Account balances of Employees, former Employees, and Beneficiaries shall be reduced by any amounts paid to them from the investment fund since the last Valuation Date.
     (c) The Committee shall then adjust the value of each Individual Account participating in the investment fund by crediting each Individual Account with its proportion of the difference between (a) and (b) if (a) is the larger or charging it with its proportion of the difference between (a) and (b) if (b) is larger; the proportion to be so credited or charged to each Individual Account shall be calculated by multiplying the difference between (a) and (b) by a fraction, the numerator of which is the then value of said Individual Account and the denominator of which is the then aggregate value of all Individual Accounts participating in such investment fund.
     5.3 Salary Reduction Elections. Each Member who desires to make Salary Reduction Contributions (including an election to contribute 0% of his Annual Compensation) shall indicate such intent by making a salary reduction election to be effective as of the Entry Date on which such Member first satisfies the eligibility requirements of Article III hereof or as of any subsequent payroll period. Such election must be made in the manner and within the time period prior to such Entry Date (or subsequent payroll period) prescribed by the Committee. Each Member with respect to whom a deemed election has been made pursuant to Section 4.1 hereof shall be deemed to have filed a salary reduction election to be effective as of the Deemed Election Date. Each Member with respect to whom a deemed election has been made pursuant to Section 4.2 hereof shall be deemed to have filed a salary reduction election to be effective with respect to Catch-Up Contributions made on his behalf. Salary reduction elections (including deemed elections) shall be effective for each payroll period thereafter until modified or amended, as provided below.
     Salary reduction elections (including deemed elections) shall constitute a payroll withholding agreement between the Member and the Company, and shall constitute authorization for the reduction in Annual Compensation described above. The terms of such election shall evidence the Member’s intent to have the Company withhold from his compensation each payroll period any whole percentage of his Annual Compensation, subject to the applicable limitations of Article IV. The Company will make a contribution to the Trust Fund on behalf of the Member for each payroll period in an amount equal to the total amount by which the Member’s

Annual Compensation from the Company was reduced during such payroll period pursuant to a salary reduction election.
     Notwithstanding any provision of this Section 5.3 to the contrary, salary reduction elections shall be governed by the following general guidelines:
     (a) A salary reduction election shall be made in the manner determined by the Committee. All salary reduction elections (including deemed elections) shall apply to each payroll period during which such election is in effect. Upon termination of employment, such election will become void.
     (b) A Member may revoke a salary reduction election (including a deemed election under Section 4.1) at any time upon advance notice to the Committee, within the time period established by the Committee, and thus discontinue all future withholding thereafter. A revocation of a salary reduction election under Section 4.1 shall automatically revoke any deemed election under Section 4.2. Following the revocation of a salary reduction election, a Member may elect to resume withholding effective as of the first day of the first full payroll period next following the payroll period in which the revocation occurs, or as of the first day of any payroll period thereafter next following timely receipt by the Committee of such notice. A resumption of withholding following the revocation of a salary reduction election may be made only upon advance notice to the Committee, within the time period established by the Committee. A Member may increase the percentage to be withheld from his Annual Compensation or decrease the percentage to be withheld from his Annual Compensation upon advance notice to the Committee, within the time period established by the Committee, and in the manner prescribed by the Committee, such increase or decrease to be effective as of the first day of the first full payroll period next following timely receipt by the Committee of such notice. Any revocation of or change in the terms of a salary reduction election shall be made in the manner prescribed by the Committee.
     (c) The Company may unilaterally amend or revoke a salary reduction election (including a deemed election) at any time, including an amendment to recharacterize an election of Salary Reduction Contributions as an election of Catch-Up Contributions, if the Company determines that such revocation or amendment is necessary to insure that a Member’s Annual Additions, as defined in subsection 6.5(b) hereof, for any Plan Year will not exceed the limitations of Article VI or to ensure that the requirements of Section 401(k) of the Code and Sections 4.1 and 4.2 hereof have been satisfied with respect to the amount that may be withheld and contributed on behalf of a Member. Furthermore, a deemed election in effect with respect to any Member shall automatically terminate upon the date of a withdrawal from such Member’s Salary Reduction Contribution Account in accordance with the provisions of Section 11.2(e) hereof.

ARTICLE VI
ALLOCATIONS
     6.1 Salary Reduction, Company Matching, and Rollover Contributions. Salary Reduction Contributions and Company Matching Contributions shall be credited to the Individual Accounts of the Members and former Members, as of each Allocation Date, in accordance with each Member’s or former Member’s salary reduction election and the Company Matching Contribution, if any, made with respect to such Salary Reduction Contributions. Rollover Contributions shall be credited to the Individual Accounts of Members as provided in Section 4.7 hereof.
     6.2 Qualified Nonelective Contributions. As of each Allocation Date, but after any adjustment of Individual Accounts as provided in Section 5.2 and other applicable provisions herein, the Committee shall allocate Qualified Nonelective Contributions, if any, for the Plan Year ending with said Allocation Date to the Individual Accounts of all Members and former Members who are not Highly Compensated Employees for the Plan Year. The amount of the contribution allocated under this Section 6.2 to the Individual Account of each such Member or former Member shall be in the proportion that his Annual Compensation bears to the total Annual Compensation of all such Members and former Members.
     6.3 Forfeitures. If a Member or former Member forfeits a portion of his Individual Account as provided in Section 10.3 or Section 11.2(e) hereof, such forfeited amount shall be used first to restore the Individual Accounts of rehired Members as required under Section 15.3 hereof. Any remaining forfeitures shall be used to reduce the Company Matching Contribution. If a Member or former Member who does not have any nonforfeitable right to his Individual Account terminates his employment and thereby forfeits his Individual Account, then in the event such Member or former Member is reemployed before he has incurred five (5) or more consecutive Breaks in Service, his Individual Account that was forfeited shall be restored by the Company at the time of his reemployment.
     6.4 Notification to Members. At least annually, the Committee shall advise each Member, former Member, and Beneficiary for whom an Individual Account is held hereunder of the then balance in such account.
     6.5 Maximum Annual Addition to Account or Benefit.
     (a) Limitations. If the Employer maintains, or has ever maintained, this Plan and one or more other qualified defined contribution plans, the Annual Additions (as defined in subsection (b) below) allocated under this Plan to any Member’s Individual Account shall be limited in accordance with the allocation provisions of this subsection 6.5(a).
     The amount of the Annual Additions that may be allocated under this Plan to the Individual Account of any Member as of any Allocation Date, together with Annual Additions allocated on behalf of any such member under any other defined contribution plan of the Employer for the Limitation Year (as defined in subsection (b) below) in which such Allocation Date occurs, shall not exceed the Maximum Permissible DC

Amount (as defined in subsection (b) below), based upon Annual Compensation up to such Allocation Date for such Limitation Year.
     If the Annual Additions allocated on behalf of a Member or former Member under this Plan and any other defined contribution plan of the Employer are to be reduced as of any Allocation Date as a result of exceeding the limitations described in the next preceding two paragraphs, such reduction shall be, to the extent required, effected by first reducing the Annual Additions to be allocated on behalf of such Member or former Member under such other defined contribution plan of the Employer as of such Allocation Date.
     If as a result of the first three paragraphs of this subsection 6.5(a) the allocation of Annual Additions under this Plan is to be reduced, such reduction shall be made as follows:
     (i) To the extent that the excess Annual Additions of such Member do not exceed the applicable dollar amount under Section 414(v) of the Code, reduced by Catch-Up Contributions previously made and Salary Reduction Contributions previously treated as Catch-Up Contributions for the taxable year in which the Plan Year ends, whether under this Plan or another elective deferral program (as defined under Section 402(g)(3) of the Code), the amount of the excess Annual Additions of such Member shall be recharacterized as Catch-Up Contributions, if such Member is otherwise eligible to make Catch-Up Contributions under Section 4.2 during the taxable year in which the excess Annual Addition arises.
     (ii) To the extent permitted under applicable Treasury Regulations, the amount of such reduction consisting of Salary Reduction Contributions, and earnings attributable thereto, shall be paid to the Member or former Member as soon as administratively feasible.
     (iii) If an excess amount still exists after applying subparagraph (1), the excess amount shall be allocated to a suspense account as of such Allocation Date and held therein until the next succeeding Valuation Date or Dates on which Company Matching Contributions or Qualified Nonelective Contributions, if any, may be allocated under the provisions of the Plan, at which time such excess amount shall be used to reduce such Company Matching Contributions and Qualified Nonelective Contributions, if any. In the event of termination of the Plan, the suspense account shall revert to the Company.
     (iv) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, it will not participate in the allocation of the Trust Fund’s investment gains and losses.
     (b) Definitions Applicable to Section 6.5. For purposes of Section 6.5, the following definitions shall apply:

     (i) Annual Additions. Annual Additions are the sum of the following amounts allocated on behalf of a Member or former Member for a Limitation Year:
     (1) all Employer contributions;
     (2) forfeitures, if any;
     (3) all Employee contributions, other than Catch-Up Contributions; and
     (4) amounts allocated after March 31, 1984, to an individual medical benefit account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer, and amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Employer.
     The Annual Additions for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Employee Contributions as Annual Additions. Nothing in this definition of Annual Additions shall be construed as requiring the allocation of forfeitures to the Individual Accounts of Members, former Members, or Beneficiaries rather than to reduce Company Matching Contributions, as provided in Section 6.3 hereof.
     (ii) Employer. Employer shall mean, in addition to the Company (as defined in Section 2.1(i) hereof, all members of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h)), all commonly controlled trades or businesses (as defined in Section 414(c) as modified by Section 415(h)) or affiliated service groups (as defined in Section 414(m)) of which the Company is a part, and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.
     (iii) Limitation Year. The Limitation Year shall be the twelve (12) consecutive month period ending on the last day of December or any other twelve (12) consecutive month period for all qualified plans of the Company pursuant to a written resolution the Company adopts.
     (iv) Maximum Permissible DC Amount. The Maximum Permissible DC Amount for a given Limitation Year is equal to the lesser of (i) 100% of compensation or (ii) $46,000, as adjusted for increases in the cost-of-living under section 415(d) of the Code. The compensation limit referred to in this subparagraph (iv) shall not apply to any contribution for medical benefits after separation from service (within the meaning of section 401(h) or section 419A(f)(2) of the Code) that is otherwise treated as an Annual Addition. For purposes of this subparagraph (b)(iv), compensation shall mean compensation as defined in Section 3401(a) of the Code and all other payments of compensation to an Employee by the Company (in the course of the Company’s trade or business) for which the Company is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3), and 6052 of the Code without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed. For Limitation Years beginning after December 31, 1997, compensation shall include any amounts not includable in the gross income of an Employee pursuant to Sections 125, 132(f)(4), 402(e)(3), 403(b), 457, or 402(h)(l)(B) of the Code applicable to such Limitation Year. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different twelve (12) consecutive month period, the dollar limitation referred to above is multiplied by a fraction, the numerator of which is equal to the number of months in the short Limitation Year and the denominator of which is twelve.
ARTICLE VII
RETIREMENT
     7.1 Normal or Late Retirement. A Member, upon reaching his Normal Retirement Date for the purposes of this Plan, shall be one hundred percent (100%) vested in his Individual Account, and such amount contained therein shall be nonforfeitable. If a Member continues in the service of the Company beyond his Normal Retirement Date, he shall continue to participate in the Plan.
     7.2 Benefit. Upon Retirement (whether normal or late Retirement in accordance with Section 7.1), a Member shall be entitled to the entire amount to the credit of his Individual Account as of the Valuation Date concurrent with or next following his date of Retirement, including his portion, if any, of Qualified Nonelective Contributions allocated after his date of Retirement, adjusted for earnings and losses, if any, that accrue to the Valuation Date immediately preceding the date of distribution, if later. Upon his Retirement under this Article VII, a Member shall receive the benefits to which he is entitled at the time and in the manner provided in Article XV hereof.
ARTICLE VIII
DEATH
     8.1 Death of Member. Upon the death of a Member while employed by the Company, such Member’s Individual Account shall thereupon become one hundred percent (100%) vested, and the amount contained therein shall be nonforfeitable.
     8.2 Designation of Beneficiary. Each Member and former Member may, from time to time, designate one or more Beneficiaries and alternate Beneficiaries to receive benefits pursuant to this Article in the event of the death of such Member or former Member. Such designation shall be made in writing upon a form provided by the Committee and shall be effective only when filed with the Committee. The last such designation filed with the Committee shall control.

     If a member is married, his spouse shall automatically be designated his Beneficiary; provided, however, a Beneficiary other than his spouse may be designated if (1) his spouse consents in writing to such designation, the consent acknowledges the effect of such designation, and the designation is witnessed by a member of the Committee or a notary public; or (2) it is established to the satisfaction of the Committee that there is sufficient reason why the consent may not be obtained. Notwithstanding the foregoing, divorce after the filing of a designation or designations that name the spouse as beneficiary shall be deemed to revoke such designation or designations if written notice of such divorce is received by the Committee before payment has been made in accordance with existing designation or designations on file with the Committee.
     8.3 Benefit. Upon the death of a Member or former Member, his designated Beneficiary shall be entitled to the entire amount to the credit of his Individual Account as of the Valuation Date concurrent with or next following his date of death including his portion, if any, of Qualified Nonelective Contributions allocated after the date of his death, adjusted for earnings and losses, if any, that accrue to the Valuation Date immediately preceding the date of distribution, if later. Payment shall be made at the time and in the manner provided in Article XV hereof.
     8.4 No Beneficiary. If a Member or former Member dies without a designated Beneficiary surviving him, or if all his Beneficiaries die before receiving the payment to which they are entitled, then any amounts to which such Member, former Member, or Beneficiary is entitled hereunder shall be paid to his estate.
     For the purpose of this Plan, the production of a certified copy of the death certificate of any Employee or other person shall be sufficient evidence of death, and the Committee shall be fully protected in relying thereon. In the absence of such proof, the Committee may rely upon such other evidence of death as it deems necessary or advisable.
ARTICLE IX
DISABILITY
     9.1 Disability. If a Member’s employment with the Company terminates as a result of his Disability, such Member’s Individual Account shall thereupon become one hundred percent (100%) vested, and the amount contained therein shall be nonforfeitable.
     9.2 Benefit. In the event of the Disability of a Member or former Member, he shall be entitled to the entire amount to the credit of his Individual Account as of the Valuation Date concurrent with or next following the date on which his termination of employment occurs as a result of his Disability including his portion, if any, of Qualified Nonelective Contributions allocated after the date of his termination of employment, adjusted for earnings and losses, if any, that accrue to the Valuation Date immediately preceding the date of distribution, if later. Payments shall be made at the time and in the manner provided in Article XV hereof.
ARTICLE X
TERMINATION OF EMPLOYMENT AND FORFEITURES
     10.1 Eligibility and Benefits.

     (a) Salary Reduction, Rollover and Qualified Nonelective Contributions. If a Member’s employment with the Company shall terminate for any reason other than his Retirement under Article VII, death under Article VIII, or Disability under Article IX, such Member shall be entitled to all of his Salary Reduction Contribution Account and all of his Rollover Contribution Account as of the Valuation Date concurrent with or next following the date on which his termination of employment occurs, including his portion, if any, of Salary Reduction Contributions and Qualified Nonelective Contributions allocated after the date of his termination of employment, adjusted for earnings and losses, if any, that accrue to the Valuation Date immediately preceding the date of distribution, if later.
     (b) Company Matching Contributions. In addition, such Member shall be entitled to a percentage of the amount in his Company Matching Contribution Account as of the Valuation Date concurrent with or next following the date on which his termination of employment occurs, including his portion, if any, of Company Matching Contributions allocated after the date of his termination of employment, adjusted for earnings and losses, if any, that accrue to the Valuation Date immediately preceding the date of distribution, if later. The percentage of a Member’s Company Matching Contribution Account to which he is entitled shall be determined in accordance with the following schedule:

Percentage
Completed Years of Service	Payable
Less than 1 year	0%
1 year but less than 2 years	20%
2 years but less than 3 years	40%
3 years but less than 4 years	60%
4 years but less than 5 years	80%
5 years or more	100%
     The provisions of this paragraph (b) shall be subject to the provisions of Section 17.3 hereof, which shall be given full effect.
     10.2 Time of Payment. The amount to which a Member shall be entitled under Section 10.1 shall be paid to him at the time and in the manner provided in Article XV hereof.
     10.3 Forfeitures. A Member to whom Section 10.1 is applicable shall forfeit that portion of the amount in his Individual Account to which he is not entitled under Section 10.1, and the amount thus forfeited shall be used to reduce Company Matching Contributions pursuant to the provisions of Section 6.3. A Member who does not have any nonforfeitable right to his Individual Account shall be deemed to have received a cashout distribution pursuant to Section 15.3 hereof, and shall forfeit the amount in such Individual Account in the Plan Year in which his separation from service occurs. A Member who receives a cashout distribution in accordance with the provisions of Section 15.3 hereunder shall forfeit that portion of his Individual Account to which he is not entitled under Section 10.1 in the Plan Year in which the cashout distribution occurs. A Member who is entitled to a portion of his Individual Account but who is not one hundred percent (100%) vested in such Individual Account and who does not receive a cashout distribution under Section 15.3, shall forfeit that portion of his Individual Account to which he is not entitled under Section 10.1 in the Plan Year in which he incurs five (5) consecutive Breaks in Service.
     10.4 Forfeitures for Cause. In the event a Member who has not completed at least three (3) years of Vesting Service is discharged due to his dishonest or criminal act (proven by conclusive evidence to the unanimous satisfaction of the Committee) or due to embezzlement, fraud, or dishonesty against and damaging to the Company whereby the reasons for such discharge are confirmed by resolution of the board of directors or other governing authority of the Company, the entire amount credited to the benefit of such Member in his Company Matching Contribution Account shall be forfeited and neither he nor his Beneficiary shall be entitled to any benefit hereunder with respect to such amounts. Likewise, any amounts credited to, but not distributed from, the Company Matching Contribution Account of a former Member who has not completed at least three (3) years of Vesting Service shall be forfeited upon the discovery of any embezzlement, fraud, or dishonesty of such former Member against and damaging to the Company. Notwithstanding the foregoing, in the event the Plan is top-heavy for any Plan Year, pursuant to Section 19.2 hereof, the provisions of Section 10.1 shall supersede this Section 10.4 and shall be controlling for all purposes hereunder.
ARTICLE XI
WITHDRAWALS AND LOANS
     11.1 Loans to Members.
     (a) General. Subject to such rules and regulations as may from time to time be promulgated by the Committee, the Committee upon application of a Member may, in its sole and absolute discretion, direct the Trustee to make a loan or loans to such Member from his Rollover Contribution Account, and upon depletion of the funds in his Rollover Contribution Account, from his Salary Reduction Contribution Account upon such terms as the Committee deems appropriate, subject to the following requirements.
     The maximum amount that may be loaned is the lesser of (i) $50,000.00, reduced as provided below, or (ii) one-half of the sum of the value of the Member’s Rollover Contribution Account and the value of the Member’s Salary Reduction Contribution Account as of the Valuation Date next preceding the date on which the Committee receives the Member’s loan application. The $50,000.00 limitation shall be reduced by the excess (if any) of:
     (i) the highest outstanding balance of loans from the Plan to the Member during the one-year period ending on the day before the date on which such loan was made, over
     (ii) the outstanding balance of loans from the Plan to the Member on the date on which such loan was made.
     The minimum amount that may be loaned is the sum of: (i) One Thousand and No/100 Dollars ($1,000.00) and (ii) an amount equal to the Plan’s loan administration fee in effect on the date on which the loan is made. Only one loan from the Plan per calendar year may be approved for any Member, and no more than one such loan may be outstanding at any time. Notwithstanding the foregoing, if, immediately prior to the merger of the Morris Air Corporation Employee Retirement Plan (the “Morris Air Plan”) into this Plan, a Member had an outstanding loan under this Plan and an outstanding loan under the Morris Air Plan, then both such loans may remain outstanding. Loans shall be granted by the Committee in a uniform and nondiscriminatory manner. Each loan shall bear a reasonable rate of interest and be adequately secured and shall by its terms require repayment in no later than five years, unless such loan is used to acquire any dwelling unit that within a reasonable time is to be used (determined at the time the loan is made) as a principal residence of the Member. All loans shall be repaid pro rata to the applicable account from which the loan proceeds were paid pursuant to a salary deduction procedure established by the Company unless the Member is on an authorized leave of absence or transfers to a location that does not participate in a salary deduction procedure, in which case payment shall be made to the principal office of the Company by check.
     All loans to Members granted under this provision are to be considered a directed investment of such Member. The loan shall remain an asset of the Trust, but to the extent of the outstanding balance of any such loan at any time, the Rollover Contribution Account and, if applicable, Salary Reduction Contribution Account of the Member to whom such loan is made alone shall share in any interest paid on such loan and alone shall bear any expense or loss incurred in connection with such loan. The Trustee may retain any principal or interest paid on any such loan in an interest-bearing segregated account held on behalf of the Member to whom such loan is made until the Trustee deems it appropriate to add such amounts to a Member’s Rollover Contribution Account, and if applicable, Salary Reduction Contribution Account. Each loan applicant shall receive a clear statement of the charges involved in each loan transaction. This statement shall include the dollar amount and annual interest rate of the finance charge. Any outstanding loan or loans to a Member shall, if not paid when due, be liquidated out of the interest of such Member; provided, however, that no such liquidation shall occur prior to the time a Member is entitled to receive a distribution under Article VII, VIII, IX or X hereof or a withdrawal under Section 11.2(b) hereof. No distribution shall be made to any Member or former Member, or to a Beneficiary or Beneficiaries, or the estate of a Member unless and until all unpaid loans to such Member, together with interest, have been liquidated, as described above, or paid in full.
     (b) Qualified Hurricane Loans. Notwithstanding any provision of this Plan to the contrary, any Member whose principal place of abode was located in a Hurricane Disaster Area on the date applicable to such hurricane, as indicated below, and who sustained an economic loss by reason of such hurricane, shall be eligible to request a Qualified Hurricane Loan, regardless of any other outstanding loans from this Plan.
Applicable Date for Location of Principal Place of Abode

Hurricane Katrina	August 28, 2005
Hurricane Rita	September 23, 2005
Hurricane Wilma	October 23, 2005

     For purposes of this subsection (b), a Member shall be deemed to have sustained an economic loss on account of loss, damage to, or destruction of real or personal property from fire, flooding, looting, vandalism, theft, wind, or other cause; loss related to displacement from such Member’s home; loss of livelihood due to temporary or permanent layoff, and such other economic loss as the Committee, in its sole discretion, shall determine. A Qualified Hurricane Loan is a loan from the Plan that is made to a Member on or before December 31, 2006, in an amount that does not exceed the lesser of: (1) one hundred percent (100%) of such Member’s vested Individual Account balance or (2) $100,000, reduced by the excess of:
     (i) the highest outstanding balance on loans from the Plan to the Member during the one-year period ending on the day before the date on which such loan was made, over
     (ii) the outstanding balance of loans from the Plan to the Member on the date on which such loan was made.
     A Qualified Hurricane Loan made with respect to Hurricane Katrina must be made on or after September 24, 2005, and a Qualified Hurricane Loan made with respect to Hurricanes Rita or Wilma must be made on or after December 21, 2005.
     (c) Suspension of Plan Loans. Any Member who is eligible to receive a Qualified Hurricane Loan, as set forth in subsection (b) above, may suspend for one year any loan payments under an outstanding loan from the Plan to such Member originally due during the following periods:
     (i) August 25, 2005 through December 31, 2006 for Members whose principal place of abode was located in the Hurricane Katrina Disaster Area;
     (ii) September 23, 2005 through December 31, 2006 for Members whose principal place of abode was located in the Hurricane Rita Disaster Area; and
     (iii) October 23, 2005 through December 31, 2006 for Members whose principal place of abode was located in the Hurricane Wilma Disaster Area.
     After any period during which a Member elects to suspend the payment(s) on an outstanding loan, the outstanding balance of the loan(s) shall be reamortized to include the interest accruing during such delay. Any delay elected by a Member shall increase the repayment period for such loan, and the maximum repayment period determined under subsection (a) above for such loan shall be increased by the period of up to one year when no payments were made. Notwithstanding subsection (a) above, a Member may pledge up to 100% of his Individual Account as collateral for a Qualified Hurricane Loan.

     (d) Hurricane Disaster Areas. For purposes of subsections (b) and (c) above, the following Hurricane Disaster Areas shall apply:
 Hurricane Katrina Disaster Area: The States of Alabama, Florida, Louisiana and Mississippi.
 Hurricane Rita Disaster Area: The States of Louisiana and Texas.
 Hurricane Wilma Disaster Area: The State of Florida.
11.2 Withdrawals.
(a) Financial Hardship. A Member may, upon the approval of the Committee, withdraw on account of financial hardship any portion of his Rollover Contribution Account and upon depletion of the funds in his Rollover Contribution Account, any portion of his Salary Reduction Contribution Account other than amounts attributable to Qualified Nonelective Contributions, if any, and income on such Member’s Salary Reduction Contributions and Qualified Nonelective Contributions, if any. A Member may not withdraw, on account of hardship, amounts in his Company Matching Contribution Account. A Member who wishes to request a hardship withdrawal shall file with the Committee a written request for withdrawal on a form provided by the Committee. The Committee shall adopt uniform and nondiscriminatory rules regarding the granting of such requests and shall evaluate hardship requests made under this Section. For purposes of this Plan, a financial hardship means an immediate and heavy financial need of the Member for which funds are not reasonably available from other resources of the Member. The determination of whether a Member suffers sufficient hardship to justify the granting of his written request and of the amount permitted to be withdrawn under this Section shall be made in the sole and absolute discretion of the Committee after a full review of the Member’s written request and evidence presented by the Member showing financial hardship. Upon a Member’s receipt of a withdrawal for financial hardship, such Member shall be prohibited from making Salary Reduction Contributions, including Catch-Up Contributions, if applicable, for a period of at least six (6) months, beginning on the date on which the hardship withdrawal is made. A Member may elect to resume Salary Reduction Contributions, including Catch-Up Contributions, if applicable, under this Plan as of the first day of any new payroll period following the last day of such six (6) month period by filing a new salary reduction election within the time period prior to the first day of such payroll period established by the Committee.
        If approved by the Committee, any withdrawal for financial hardship may not exceed the amount deemed necessary to meet the immediate financial need created by the hardship, including any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the withdrawal. The request of any Member for a hardship withdrawal shall be deemed necessary to meet the immediate financial need of the Member if the Member has theretofore (i) obtained all currently available distributions, other than hardship distributions, (ii) obtained all nontaxable loans permitted under all plans maintained by the Company; and (iii) agreed to suspend his or her Salary Reduction Contributions, including Catch-Up Contributions, if applicable, under this Plan and elective contributions and employee contributions under all other plans (other than a health or welfare benefit plan) maintained by the Company for a period of at least six (6) months following receipt of the hardship distribution. A Member may elect to resume Salary Reduction Contributions, including Catch-Up Contributions, if applicable, under this Plan in the manner described hereinabove and may elect to resume elective contributions and employee contributions under all other plans in accordance with their respective terms.
     Notwithstanding the foregoing, a request for a hardship withdrawal will generally be treated as necessary to satisfy a financial hardship if the Committee relies upon the Member’s representation (made in writing or such other form as may be prescribed by the Commissioner), unless the Committee has actual knowledge to the contrary, that the hardship cannot reasonably be relieved:
     (i) through reimbursement or compensation by insurance or otherwise;
     (ii) by liquidation of the Member’s assets;
     (iii) by cessation of Salary Reduction Contributions, including Catch-Up Contributions, if applicable, under the Plan;
     (iv) by other distributions or nontaxable (determined at the time of the loan) loans from plans maintained by the Company, or any other employer of such Member, or
     (v) by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the financial hardship.
     Expenses that may warrant approval of a Member’s request for a hardship withdrawal include:
     (vi) Expenses for (or necessary to obtain) medical care that would be deductible under Section 213 of the Code (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);
     (vii) Expenses (excluding mortgage payments) incurred to purchase a principal residence of the Member;
     (viii) Payment of tuition, related educational fees, and room and board expenses for the next twelve (2) months of post-secondary education for the Member, his or her spouse, or children or dependents (as defined in Section 152 of the Code, without regard to Section 152(b)(1), (b)(2) and (d)(1)(B) of the Code);
     (ix) Payments necessary to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member’s principal residence;

     (x) Payments incurred for burial or funeral expenses for the Member’s deceased parent, spouse, children or dependents (as defined in Section 152 of the Code, without regard to Section 152(b)(1), (b)(2) and (d)(1)(B) of the Code);
     (xi) Expenses for the repair of damage to the Member’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income); and
     (xii) Such other expenses as the Committee may determine to be within the intent of this Section.
     (b) Attainment of Age 59-1/2. A Member who has attained the age of fifty-nine and one-half (59 1/2) may elect, in writing, within the time period established by the Committee for such elections, to withdraw all or any portion of his vested interest (determined pursuant to Section 10.1 hereof) in his Individual Account. Any partial withdrawal shall be taken from such Member’s Individual Account as follows: first, from the after-tax amounts, if any, in the Member’s Individual Account until such amounts are fully depleted; second, from the Member’s Rollover Contribution Account until such account is fully depleted; third, from the Member’s Salary Reduction Contribution Account until such account is fully depleted; and fourth, from the Member’s Company Matching Contribution Account until such account is fully depleted. No more than one such withdrawal may be made by the Member during any Plan Year. The amount available for withdrawal shall be determined as of the Valuation Date next following the date on which the Committee receives the Member’s withdrawal election, and the withdrawal amount shall be distributed to the Member as soon as practicable thereafter.
     (c) Withdrawals from Rollover Contribution Account. A Member may elect, in writing, within the time period established by the Committee for such elections, to withdraw all or any portion of his Rollover Contribution Account. No more than one such withdrawal may be made by the Member during any Plan Year. The amount available for withdrawal shall be determined as of the Valuation Date next following the date on which the Committee receives the Member’s withdrawal election, and the withdrawal amount shall be distributed to the Member as soon as practicable thereafter.
     (d) Qualified Hurricane Distributions. A Member may, upon the approval of the Committee, take a Qualified Hurricane Distribution from his Individual Account.
     (i) Amount. The Qualified Hurricane Distribution shall not exceed the lesser of: (i) 100% of the Member’s vested Individual Account balance or (ii) the excess of (A) $100,000 over (B) the aggregate amounts treated as Qualified Hurricane Distributions in all prior taxable years.
     (ii) Recontributions. At any time during the three-year period beginning on the day after the date on which a Member receives a Qualified Hurricane Distribution from the Plan, such Member may recontribute the amount of the Qualified Hurricane Distribution to the Plan through one or more contributions. Such contributions will be treated in the same manner as Rollover Contributions, as provided in Section 4.7, and shall be credited to the Member’s Rollover Contribution Account.
(iii) Definitions.
(1) Qualified Hurricane Distribution means:
     (A) Any distribution from the Plan made on or after August 25, 2005, and before January 1, 2007, to a Member whose principal place of abode on August 28, 2005, was located in the Hurricane Katrina Disaster Area and who has sustained an economic loss by reason of Hurricane Katrina;
     (B) Any distribution from the Plan made on or after September 23, 2005, and before January 1, 2007, to a Member whose principal place of abode on September 23, 2005, was located in the Hurricane Rita Disaster Area and who has sustained an economic loss by reason of Hurricane Rita; and
     (C) Any distribution from the Plan made on or after October 23, 2005, and before January 1, 2007, to a Member whose principal place of abode on October 23, 2005, was located in the Hurricane Wilma Disaster Area and who has sustained an economic loss by reason of Hurricane Wilma.
     For purposes of this subparagraph (i), a Member shall be deemed to have sustained an economic loss on account of loss, damage to, or destruction of real or personal property from fire, flooding, looting, vandalism, theft, wind, or other cause; loss related to displacement from such Member’s home; loss of livelihood due to temporary or permanent layoff; and such other economic loss as the Committee, in its sole discretion, shall determine. As long as a Member has sustained an economic loss by reason of Hurricane Katrina, Hurricane Rita or Hurricane Wilma, Qualified Hurricane Distributions are permitted without regard to the Member’s need, and the amounts of such distributions are not required to correspond to the amount of economic loss suffered by the Member.
     (2) The Hurricane Katrina Disaster Area consists of the States of Alabama, Florida, Louisiana and Mississippi.
     (3) The Hurricane Rita Disaster Area consists of the States of Louisiana and Texas.
     (4) The Hurricane Wilma Disaster Area consists of the State of Florida.

     (e) Automatic Enrollment Contributions: Any Member may elect, within the ninety (90) day period following the first date on which amounts are contributed on his behalf pursuant to a deemed election under Section 4.1 hereof, and in the manner prescribed by the Committee, to withdraw the entire amount of such Salary Reduction Contributions made prior to the date of such withdrawal election (adjusted for earnings and/or losses attributable thereto). The amount available for withdrawal shall be determined as of the Valuation Date next following the date on which the Committee receives the Member’s withdrawal election, and the withdrawal amount shall be distributed to the Member as soon as practicable thereafter. In the event a Member elects to withdraw the Salary Reduction Contributions made on his behalf pursuant to a deemed election, as provided above, all Company Matching Contributions (adjusted for earnings and/or losses attributable thereto) made on behalf of such Member and attributable to the Salary Reduction Contributions withdrawn under this subparagraph (e) shall be forfeited and the amount thus forfeited shall be used to reduce Company Matching Contributions pursuant to the provisions of Section 6.3. Furthermore, the deemed election of such Member under Section 4.1 shall automatically terminate on the date of an election to withdraw under this subparagraph (e) and no further Salary Reduction Contributions shall be made on behalf of such Member until the later of: (i) the date on which the Member makes an affirmative election under Section 4.1 hereof to have Salary Reduction Contributions made on his behalf or (ii) a subsequent Deemed Election Date of such Member.
     (f) Qualified Reservist Withdrawal. Effective November 15, 2007, a Member who (by reason of being a member of a reserve component, as such term is defined in Section 101 of Title 37, United States Code), is ordered or called to active duty after September 11, 2001 and prior to December 31, 2007 (or such later date as may be set forth in Section 72(t)(2)(G)(iv) of the Code) for a period in excess of one hundred seventy-nine (179) days, or for an indefinite period, may, upon the approval of the Committee, take a “Qualified Reservist Withdrawal”, as such term is defined below, from his Salary Reduction Contribution Account. A Qualified Reservist Withdrawal is a withdrawal of all or any portion of a Member’s Salary Reduction Contribution Account that is made during the period beginning on the date of a Member’s order or call to active duty, as set forth above, and ending on the last day of the active duty period. The amount available for withdrawal shall be determined as of the Valuation Date next following the date on which the Committee receives the Member’s withdrawal election, and the withdrawal amount shall be distributed to the Member as soon as practicable thereafter.
ARTICLE XII
INVESTMENT OF THE TRUST FUND
12.1 Member Direction of Investment.
     (a) Investment of Contributions. Each Member shall have the right, within the guidelines established by the Committee, to direct the Committee to instruct the Trustee to invest any whole percentage, up to one hundred percent (100%), of the contributions made by or on behalf of such Member in one or more of such investment media as the Committee may designate from time to time. The Committee shall direct the Trustee or, if applicable, an Investment Manager as to the investments in which Members may invest. The Committee may determine to offer as investment media any investment fund, program, or other vehicle that is suitable as a proper and permissible investment of contributions made to a retirement plan qualified pursuant to Section 401(a) of the Code. The investment directions of the Members shall be implemented by the Trustee or, if applicable, an Investment Manager; provided, however, that the Trustee or, if applicable, an Investment Manager shall not be obligated to follow the investment direction of a Member if such direction would result in a prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code, would generate income that would be taxable to the Plan, or:
     (i) would not be in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of Title I of ERISA;
     (ii) would cause a fiduciary to maintain the indicia of ownership of any assets of the Plan outside the jurisdiction of the district courts of the United States other than as permitted by Section 404(b) of ERISA and Department of Labor Regulations §2550.404b-1;
     (iii) would jeopardize the Plan’s tax qualified status under the Code;
     (iv) could result in a loss in excess of a Member’s or Beneficiary’s account balance; or
     (v) would result in a direct or indirect:
     (1) sale, exchange, or lease of property between the Company (or any affiliate of the Company) and the Plan except for the acquisition or disposition of any interest in a fund, subfund or portfolio managed by the Company (or an affiliate of the Company), or the purchase or sale of any qualifying employer security (as defined in Section 407(d)(5) of ERISA) which meets the conditions of Section 408(e) of ERISA and subparagraph (4) below;
     (2) loan to the Company or any affiliate of the Company;
     (3) acquisition or sale of any employer real property (as defined in Section 407(d)(2) of ERISA); or
     (4) acquisition or sale of any employer security.
     (b) Modification of Investment Media. The Committee shall be authorized at any time, and from time to time, to modify, alter, delete, or add to the funds available for investment at the direction of a Member. In the event a modification occurs, the Committee shall notify those Members whom the Committee, in its sole and absolute discretion, determines are affected by the change and shall give such persons such additional time as is determined by the Committee to designate the manner and percentage in which amounts invested in those funds thereby affected shall be invested.
     The Committee shall not be obligated to substitute funds of similar investment criteria for existing funds, nor shall it be obligated to continue the types of investments presently available to the Members. Nothing contained herein shall constitute any action by the Committee as a direction of investment of the assets or an attempt to control such direction.
     (c) Investment Direction. Any Member, on or before entry into the Plan, within the time period established by the Committee, may designate the manner and the percentage in which the Member desires the Trustee or, if applicable, an Investment Manager to invest his current contributions, pursuant to the provisions set forth above, which designation shall continue in effect until revoked or modified by the Member. If a Member fails to designate the investment of his current contributions on or before his entry into the Plan, or if a Member wishes to change such designation, the Member may make such designation or change, within the time period established by the Committee, to become effective for all future contributions as soon as practicable following the date of receipt by the Committee of such designation or change, and such designation or change shall continue in effect until revoked by the Member in accordance with this Plan.
     Any amounts with respect to which the Trustee or, if applicable, an Investment Manager fails to receive a proper investment direction from any Member shall be invested, as directed by the Committee, in a qualified default investment alternative, as defined in Department of Labor Regulations §2550.404c-5 and such other subsequent guidance as may be promulgated by the Department of Labor, and with respect to which the other conditions set forth in Department of Labor Regulations §2550.404c-5 are met, including, but not limited to, the delivery to the Member of any material provided to the Plan that relates to the Member’s investment therein. All investment designations shall be made in the manner prescribed by the Committee.
     The Committee shall maintain separate subaccounts in the name of each Member within his Individual Account to reflect such Member’s accrued benefit attributable to his directed investment in the above investment media.
12.2 Conversion of Investments.
     (a) Member’s Individual Account. Effective as of any Valuation Date, within the time period prior thereto established by the Committee, and subject to any restrictions on transfer imposed under particular investment funds, a Member who has an account balance in his Individual Account in excess of any loan receivables from such Member may, pursuant to guidelines established by the Committee, direct the Committee to instruct the Trustee to convert any whole percentage, up to one hundred percent (100%), of such amount in his Individual Account (in excess of the loan receivables) that is invested in any of the investment media offered for investment under the Plan into one or more other of such investment media. Such direction shall be effective as soon as practicable following the date of receipt by the Committee of such direction to convert.

Notwithstanding any provision herein to the contrary, applicable fund redemption and short-term trading fees may be imposed upon the Member’s Individual Account in connection with any direction by such Member to convert investments hereunder.
     (b) Conversion Directions. A direction to convert by any eligible Member shall be irrevocable and shall be made in the manner prescribed by the Committee within the time period established by the Committee. Any conversion of investments pursuant to this Section 12.2 shall not affect a Member’s direction of investments with respect to his future contributions pursuant to Section 12.1.
     (c) Direction of Spouse. If a Member’s spouse who is not a Member in this Plan acquires an interest in a Member’s Individual Account pursuant to a qualified domestic relations order, then the Member’s spouse may direct the Committee to convert the investment of the interest to which such spouse is thus entitled in the same manner and at the same time as the Member may direct a conversion of investments, as provided above. If such spouse becomes a Member of the Plan, the spouse shall be entitled to convert such investments in accordance with the rights of Members in the Plan.
     (d) Miscellaneous. The Committee is authorized to establish such other rules and regulations, including adding additional times to convert investments, as it determines are necessary to carry out the provisions of Section 12.1 and this Section 12.2, the specific dates of conversion to be determined by the Committee, and all earnings on the Member’s investments after such dates shall be allocated in accordance with the Member’s Individual Accounts, as adjusted on such dates. The Committee shall be authorized to modify the allocations of earnings, provided such change is made on a reasonable and nondiscriminatory basis.
ARTICLE XIII
ADMINISTRATION
     13.1 Appointment of Committee. The Plan shall be administered by a Committee consisting of at least three or more persons who shall be appointed by and serve at the pleasure of the board of directors of the Company. All usual and reasonable expenses of the Committee shall be paid by the Trustee out of the principal or income of the Trust and, to the extent not so paid, shall be paid by the Company. The members of the Committee shall not receive compensation with respect to their services for the Committee. The members of the Committee may serve without bond or security for the performance of their duties hereunder unless applicable law makes the furnishing of such bond or security mandatory or unless required by the Company. Any member of the Committee may resign by delivering his written resignation to the Company and to the other members of the Committee.
     13.2 Committee Powers and Duties. The Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties:
     (a) to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner, and time of payment of any benefits hereunder;

     (b) to prescribe procedures to be followed by distributees in obtaining benefits;
     (c) to make a determination as to the right of any person to a benefit and to afford any person dissatisfied with such determination the right to a hearing thereon;
     (d) to receive from the Company and from Members such information as shall be necessary for the proper administration of the Plan;
     (e) to delegate to one or more of the members of the Committee the right to act in its behalf in all matters connected with the administration of the Plan and Trust;
     (f) to receive and review reports of the financial condition and of the receipts and disbursements of the Trust Fund from the Trustee;
     (g) to appoint or employ for the Plan any agents it deems advisable, including, but not limited to, legal counsel; and
     (h) to take any and all further actions from time to time as the Committee, in its sole and absolute discretion, shall deem necessary for the proper administration of the Plan.
     The Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, nor to change or add to any benefits provided by the Plan, nor to waive or fail to apply any requirements of eligibility for benefits under the Plan. The Committee shall have full and absolute discretion in the exercise of each and every aspect of its authority under this Plan, including without limitation, all of the rights, powers and authorities specified in this Section 13.2 and, if applicable, in Section 13.3 hereof.
     A majority of the members of the Committee shall constitute a quorum for the transaction of business. No action of the Committee shall be taken except upon a majority vote of the Committee members other than as described in subparagraph (e) above. An individual shall not vote or decide upon any matter relating solely to himself or vote in any case in which his individual right or claim to any benefit under the Plan is particularly involved. If in any case in which a Committee member is so disqualified to act, and the remaining members cannot agree, the board of directors of the Company will appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he is disqualified.
     13.3 Duties and Powers of the Plan Administrator. The Plan Administrator shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties:
     (a) to file with the Secretary of Labor the annual report and other pertinent documents that may be requested by the Secretary;
     (b) to file with the Secretary of Labor such terminal and supplementary reports as may be necessary in the event of the termination of the Plan;

     (c) to furnish each Member, former Member and each Beneficiary receiving benefits hereunder a summary plan description explaining the Plan;
     (d) to furnish any Member, former Member or Beneficiary, who requests in writing, statements indicating such Member’s, former Member’s or Beneficiary’s total accrued benefits and nonforfeitable benefits, if any;
     (e) to furnish to a Member a statement containing information contained in a registration statement required by Section 6057(a)(2) of the Code;
     (f) to maintain all records necessary for verification of information required to be filed with the Secretary of Labor;
     (g) to allocate the assets of the Plan available to provide benefits to Members in the event the Plan should terminate; and
     (h) to report to the Trustee all available information regarding the amount of benefits payable to each Member, the computations with respect to the allocation of assets, and any other information that the Trustee may require in order to terminate the Plan.
     13.4 Rules and Decisions. The Committee may adopt such rules as it deems necessary or desirable. All rules and decisions of the Committee shall be uniformly and consistently applied to all Employees in similar circumstances. The Committee is required to provide a notice in writing to any person whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial. The Committee shall adopt rules or procedures to carry out the intent of this Section and to provide a basis for a full and fair review by the Committee of the decision denying the claim and provide such person with an opportunity to supply any evidence he has to sustain the claim.
     13.5 Committee Procedures. The Committee may adopt such bylaws as it deems desirable. The Committee shall elect one of its members as chairman. The Committee shall advise the Trustee of such election in writing. The Committee shall keep a record of all meetings and forward all necessary communications to the Trustee.
     13.6 Authorization of Benefit Payments. The Committee shall issue directions to the Trustee concerning all benefits that are to be paid from the Trust Fund pursuant to the provisions of the Plan. The Committee shall keep on file, in such manner as it may deem convenient or proper, all reports from the Trustee.
     13.7 Payment of Expenses. All expenses incident to the administration of the Plan and Trust, including but not limited to, actuarial, legal, accounting, investment advisory, investment education, recordkeeping, Trustee’s fees, and any other plan administrative expenses, shall be paid by the Trustee from the Trust Fund and until paid, shall constitute a first and prior claim and lien against the Trust Fund. To the extent such expenses are not paid by the Trustee from the Trust Fund, they shall be paid by the Company.

     13.8 Indemnification of Members of the Committee. The Company shall, to the maximum extent permitted under the Company’s bylaws, indemnify the members of the Committee against liability or loss sustained by them by an act or failure to act in their capacity as members of the Committee.
ARTICLE XIV
NOTICES
     14.1 Notice to Trustee. As soon as practicable after a Member ceases to be in the employ of the Company for any of the reasons set forth in Articles VII through X, inclusive, the Committee shall give notice to the Trustee, which notice shall include such of the following information and directions as are necessary or advisable under the circumstances:
     (a) name and address of the Member;
     (b) name and address of the Beneficiary or Beneficiaries in case of a Member’s death;
     (c) amount to which the Member is entitled in case of termination of employment pursuant to Article X; and
     (d) manner and amount of payments to be made pursuant to Article XV.
     If a former Member dies, the Committee shall give a like notice to the Trustee, but only if the Committee learns of his death.
     14.2 Subsequent Notices. At any time and from time to time after giving the notice as provided for in Section 14.1, the Committee may modify such original notice or any subsequent notice by means of a further notice or notices to the Trustee; but any action theretofore taken or payments theretofore made by the Trustee pursuant to a prior notice shall not be affected by a subsequent notice.
     14.3 Reliance upon Notice. Upon receipt of any notice as provided in this Article, the Trustee shall promptly take whatever action and make whatever payments are called for therein, it being intended that the Trustee may rely upon the information and directions in such notice absolutely and without question. However, the Trustee may call to the attention of the Committee any error or oversight that the Trustee believes to exist in any notice.
ARTICLE XV
BENEFIT PAYMENTS
     5.1 Method of Payment. As soon as practicable after the separation from service of a Member, former Member, or Beneficiary who is entitled to receive benefits hereunder, as provided in Articles VII, VIII, IX or X and this Article XV, the Committee shall give written notice to the Trustee. Such benefits shall be paid to the Member, former Member, or his Beneficiary in a lump sum. Any benefit payable hereunder will be paid in cash.

     15.2 Time of Payment. Distribution shall be made as soon as administratively practicable, but in no event later than one (1) year after the Valuation Date coincident with or immediately following the separation from service of a Member, former Member, or Beneficiary who is entitled to receive a benefit hereunder. Notwithstanding the foregoing, if the nonforfeitable portion of a Member’s or former Member’s Individual Account exceeds One Thousand and No/100 Dollars ($1,000.00), no distributions, other than distributions upon the death of such Member or former Member, may commence without the consent of the Member or former Member until he attains age sixty-two (62), at which time distribution shall be made. Such consent must be obtained within the one hundred eighty (180) day period ending on the date of distribution. The Committee shall notify the Member or former Member of the right to defer any distribution until the date on which he attains age sixty-two (62). Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code, and shall be provided no less than thirty (30) days and no more than one hundred eighty (180) days prior to the date of distribution. Notwithstanding the foregoing, the consent of the Member or former Member shall not be required to the extent that a distribution is required to satisfy Section 415 or Sections 401(k)(8) or 401(m)(6) of the Code. In addition, upon termination of this Plan, if the Plan does not then offer an annuity option, the Member’s or former Member’s Individual Account may, without his consent, be distributed to the Member or former Member or transferred to another defined contribution plan maintained by an Affiliate. Furthermore, if a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Treasury Regulations is given, provided that: (i) the Committee clearly informs the Member or former Member that he has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (ii) the Member or former Member, after receiving the notice, affirmatively elects a distribution.
     Distribution shall be made no later than the required beginning date, which is April 1st of the calendar year following the later of: (a) the calendar year in which a Member attains age 70 1/2 or (b) the calendar year in which the Member retires; provided that if a Member is a Five Percent (5%) Owner (as defined in Section 19.1(f) hereof), then the required beginning date is April 1st of the calendar year following the calendar year in which such Member attains age 70 1/2. Effective as of November 16, 2001, distribution of a Member’s entire Individual Account shall be made in a single lump sum on or before such Member’s required beginning date. In the case of a Member who attained age 70 1/2 prior to November 16, 2001, or in the case of a Member who is a five percent (5%) owner, the minimum distribution required for the calendar year immediately preceding the Member’s required beginning date must be made on or before his required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the calendar year in which the Member’s required beginning date occurs, must be made on or before December 31 of such calendar year. All minimum distributions required under this Article XV shall be determined and made in accordance with the applicable Treasury Regulations under Section 401(a)(9) of the Code, and the requirements of this Article will take precedence over any inconsistent provisions of the Plan. Required minimum distributions will be determined beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Member’s date of death.

Effective January 1, 2003, during such Member’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
     (a) the quotient obtained by dividing the Member’s Individual Account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the Member’s age as of the Member’s birthday in the distribution calendar year; or
     (b) if the Member’s sole designated beneficiary for the distribution calendar year is the Member’s spouse, the quotient obtained by dividing the Member’s Individual Account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the Member’s and spouse’s attained ages as of the Member’s and spouse’s birthdays in the distribution calendar year.
     Notwithstanding any provision herein to the contrary, any Member who attains age 70 1/2 in a calendar year after 1995 and prior to November 16, 2001, may irrevocably elect, in the manner established by the Committee, by April 1 of the calendar year following the year in which the Member attains age 70 1/2 (or by December 31, 1997 in the case of a Member who attains age 70 1/2 in 1996) to defer distributions until April 1 of the calendar year following the calendar year in which the Member retires. If no such election is made, the Member will begin receiving distributions by the April 1 of the calendar year following the year in which the Member attains age 70 1/2 (or by December 31, 1997 in the case of a Member who attains age 70 1/2 in 1996), and any such distributions shall comply with the provisions of the preceding paragraph. Furthermore, any Member who attains age 70 1/2 in a calendar year prior to 1996, may irrevocably elect, in the manner established by the Committee, to stop distributions and recommence distributions as of the April 1 of the calendar year following the calendar year in which such Member retires.
     If distributions have commenced so that payments are being made over the life of the Member, and he dies before his entire interest has been distributed, then the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used as of the date of his death, but in no event later than one year after the Valuation Date coincident with or immediately following his death. On the other hand, if a Member dies before the distribution of any of his benefits has begun, then his entire interest will be distributed no later than one year after the Valuation Date coincident with or immediately following his death. If the designated Beneficiary is the Member’s surviving spouse and such surviving spouse dies after the Member, but before payment to such surviving spouse is made, then the provisions of the preceding sentence shall be applied as if the surviving spouse were the Member. Furthermore, if the designated Beneficiary is the surviving spouse of the Member, then distribution to such surviving spouse will not be required earlier than the later of: (a) December 31 of the calendar year immediately following the calendar year of the Member’s death and (b) December 31 of the calendar year in which the Member would have attained age 70 1/2. Distribution of benefits is considered to have begun, for purposes of this paragraph, on the required beginning date; provided that if a Member’s designated Beneficiary is his surviving spouse, and such surviving spouse dies after the Member but before payments to such surviving spouse have begun, then distribution of benefits is considered to have begun on the date distribution to the surviving spouse is required to begin pursuant to the provisions of this paragraph.
     Notwithstanding any provision herein to the contrary, unless a Member or former Member elects otherwise, in writing, no distribution hereunder shall start later than 60 days after the close of the Plan Year in which the last to occur of the following occurs:
     (a) the Member or former Member attains Normal Retirement Age,
     (b) the 10th anniversary of the year in which the Member or former Member commenced participation in the Plan, or
     (c) the Member or former Member terminates service with the Company.
     15.3 Cash Out Distribution. If a Member or former Member who has received a distribution of his benefits hereunder on or before the last day of the second Plan Year following the year in which his separation from service occurs, has forfeited a portion of his Individual Account, then in the event such Member or former Member is subsequently rehired by the Company prior to the date on which he incurs five (5) consecutive Breaks in Service, he shall be entitled to repay, at any time prior to the earlier of: (i) the date which is five (5) years after the first date on which he is subsequently reemployed by the Company and (ii) the date on which he incurs five (5) consecutive Breaks in Service, the amount of the distribution to him from his Individual Account. Upon such repayment, the rehired Member’s or former Member’s Individual Account shall be credited with the exact amount that was nonvested at the time of termination. In the event a rehired Member or former Member who has received a distribution hereunder does not timely repay such distribution from his Individual Account, as provided above, then the amount he forfeited at the time of his distribution pursuant to the terms of Section 10.3 hereof shall remain forfeited. His prior years of Vesting Service shall be taken into account, however, for purposes of determining his vested interest in contributions following reemployment. If a Member or former Member who does not have any nonforfeitable right to his Individual Account and thus is deemed to have received a cashout distribution, pursuant to the provisions of Section 10.3 hereof, is subsequently reemployed by the Company and five (5) consecutive Breaks in Service have not occurred, then upon such reemployment, the rehired Member’s or former Member’s Individual Account shall be credited with the exact amount that was nonvested at the time of separation from service.
     15.4 Minority or Disability Payments. During the minority or Disability of any person entitled to receive benefits hereunder, the Committee may direct the Trustee to make payments due such person directly to him or to his spouse or a relative or to any individual or institution having custody of such person. Neither the Committee nor the Trustee shall be required to see to the application of payments so made, and the receipt of the payee (including the endorsement of a check or checks) shall be conclusive as to all interested parties.
     15.5 Distributions Under Domestic Relations Orders. Nothing contained in this Plan shall prevent the Trustee, in accordance with the direction of the Committee, from complying with the provisions of a qualified domestic relations order (as defined in Section 414(p) of the Code). The Plan specifically permits distribution to an alternate payee under a qualified domestic relations order at any time, irrespective of whether the Member or former Member has attained his earliest retirement age under the Plan, as defined in Section 414(p) of the Code; provided, however, that a distribution to an alternate payee prior to the Member or former Member’s attainment of earliest retirement age is available only if: (1) the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution; (2) the order specifies such distribution to be in the form of a single, lump-sum payment; and (3) if the amount to which the alternate payee is entitled under the Plan exceeds $1,000, and the order so requires, the alternate payee consents to any distribution occurring prior to the Member or former Member’s attainment of earliest retirement age. If an alternate payee has not previously received a distribution of the entire interest to which such alternate payee is entitled hereunder, distribution shall be made to such alternate payee as soon as practicable following the alternate payee’s attainment of age sixty-two (62). Nothing in this Section 15.5 gives a Member or former Member a right to receive distribution at a time otherwise not permitted under the Plan nor does it permit the alternate payee to receive a form of payment not otherwise permitted under the Plan.
     The Plan Administrator shall establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Plan Administrator shall promptly notify the Member or former Member and any alternate payee named in the order, in writing, of the receipt of the order and the Plan’s procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Plan Administrator shall determine the qualified status of the order and shall notify the Member or former Member and each alternate payee, in writing, of its determination. The Plan Administrator shall provide notice under this paragraph by a mailing to the individual’s address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations. The Plan Administrator may treat as qualified any domestic relations order entered prior to January 1, 1985, irrespective of whether it satisfies all the requirements described in Section 414(p) of the Code.
     If any portion of an Individual Account is payable during the period the Plan Administrator is making its determination of the qualified status of the domestic relations order, the Committee shall direct the Trustee to segregate the amounts that are payable into a separate account and to invest the segregated account solely in fixed income investments. If the Plan Administrator determines the order is a qualified domestic relations order within eighteen (18) months of receiving the order, the Committee shall direct the Trustee to distribute the segregated account in accordance with the order. If the Plan Administrator does not make its determination of the qualified status of the order within eighteen (18) months after receiving the order, the Committee shall direct the Trustee to distribute the segregated account in the manner in which the Plan would otherwise distribute if the order did not exist and shall apply the order prospectively if the Plan Administrator later determines the order is a qualified domestic relations order.
     To the extent it is not inconsistent with the provisions of the qualified domestic relations order, the Committee may direct the Trustee to invest any amount that is subject to being paid to an alternate payee pursuant to said order into a segregated subaccount or separate account and to invest the account in federally insured, interest-bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. A segregated subaccount shall remain a part of the Trust, but it alone shall share in any income it earns, and it alone shall bear any expense or loss it incurs.
     The Trustee shall make any payments or distributions required under this Section 15.5 by separate benefit checks or other separate distribution to the alternate payee(s).
     15.6 Direct Rollover of Eligible Rollover Distributions. Effective November 15, 2007, an individual who is entitled to a benefit hereunder (including a Participant’s surviving spouse, a Participant’s spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code, and a non-spouse Beneficiary designated in accordance with Section 8.2 hereof), the distribution of which would qualify as an “eligible rollover distribution”, as such term is hereinafter defined, may, in lieu of receiving any payment or payments from the Plan, direct the Trustee to transfer all or any portion of such payment or payments directly to the trustee of one or more “eligible retirement plans”, as such term is hereinafter defined. For purposes of this Section 15.6, the term “eligible rollover distribution” is defined as any distribution of all or any portion of the balance to the credit of the distributee, including any portion of such balance that consists of amounts that are not includible in gross income, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and any hardship distribution described in Code Section 401(k)(B)(i)(IV). For purposes of this Section 15.6, the term “eligible retirement plan” shall mean (i) an individual retirement account described in Section 408(a) of the Code; (ii) an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract); (iii) a qualified trust described under Section 401(a) of the Code; (iv) an annuity plan described in Section 403(a) of the Code; (v) an annuity contract described in Section 403(b) of the Code; and (vi) an eligible plan under Section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from this Plan.. Notwithstanding the foregoing, in the case of a non-spouse Beneficiary, the term “eligible retirement plan” shall refer only to a plan described in clauses (i) and (ii) above that is established on behalf of the designated Beneficiary and that is required to be treated as an inherited IRA pursuant to the provisions of Section 402(c)(11) of the Code. Also, in this case, the determination of any required minimum distribution under Section 401(a)(9) of the Code that is ineligible for rollover shall be made in accordance with IRS Notice 2007-7, Q&A 17 and 18, 2007-5 I.R.B. 395.
     A portion of a distribution that consists of after-tax employee contributions may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan or defined benefit plan described in Section 401(a) or an annuity contract described in Section 403(b) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution that is not so includible (as defined in Section 401(a)(31)(D) of the Code).

     Any such election of a direct rollover must be made on a form provided by the Committee for that purpose and received by the Committee no later than the date established by the Committee preceding the date on which the distribution is to occur. Any election made pursuant to this Section 15.6 may be revoked at any time prior to the date established by the Committee preceding the date on which the distribution is to occur. If an individual who is so entitled has not elected a direct rollover within the time and in the manner set forth above, such distributee shall be deemed to have affirmatively waived a direct rollover. A distributee who wishes to elect a direct rollover shall provide to the Committee, within the time and in the manner prescribed by the Committee, such information as the Committee shall reasonably request regarding the eligible retirement plan or plans to which the payment or payments are to be transferred. The Committee shall be entitled to rely on the information so provided, and shall not be required to independently verify such information. The Committee shall be entitled to delay the transfer of any payment or payments pursuant to this Section 15.6 until it has received all of the information which it has requested in accordance with this Section 15.6.
ARTICLE XVI
TRUSTEE
     16.1 Appointment of Trustee. A Trustee (or Trustees) shall be appointed by the Committee to administer the Trust Fund. The Trustee shall serve at the pleasure of the Committee and shall have such rights, powers, and duties as are provided to a Trustee under ERISA for the investment of assets and for the administration of the Trust Fund.
     16.2 Appointment of Investment Manager. An Investment Manager (or Investment Managers) may be appointed by the Committee to manage (including the power to acquire and dispose of) any part or all of the assets of the Trust Fund. The Investment Manager shall serve at the pleasure of the Committee, and shall have the rights, powers, and duties provided to a named fiduciary under ERISA for the investment of the assets assigned to it. (The Investment Manager may be referred to from time to time hereafter as “he,” “they,” or “it,” or may be referred to in the singular or plural, but all such references shall be to the then acting Investment Manager or Investment Managers serving hereunder.)
     16.3 Responsibility of Trustee and Investment Manager. All contributions under this Plan shall be paid to and held by the Trustee. The Trustee shall have responsibility for the investment and reinvestment of the Trust Fund except with respect to the management of those assets specifically delegated to the Investment Manager and those funds invested pursuant to the provisions of Section 15.5. The Investment Manager shall have exclusive management and control of the investment and/or reinvestment of the assets of the Trust Fund assigned to it in writing by the Trustee. All property and funds of the Trust Fund, including income from investments and from all other sources, shall be retained for the exclusive benefit of Members or former Members, as provided herein, and shall be used to pay benefits to Members or former Members or their Beneficiaries, or to pay expenses of administration of the Plan and Trust Fund.
     This Plan and the related Trust are intended to allocate to each fiduciary the individual responsibilities of the prudent execution of the functions assigned to each. None of the allocated responsibilities or any other responsibility shall be shared by the fiduciaries or the Trustee unless such sharing shall be provided for by a specific provision in this Plan or related Trust.

     16.4 Bonding of Trustee and Investment Manager. Neither the Trustee nor the Investment Manager shall be required to furnish any bond or security for the performance of their powers and duties hereunder unless the applicable law makes the furnishing of such bond or security mandatory.
ARTICLE XVII
AMENDMENT AND TERMINATION OF PLAN
     17.1 Amendment of Plan. The Company may, without the assent of any other party, make from time to time any amendment or amendments to this Plan that do not cause any part of the Trust Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Members or former Members of the Plan. Any such amendment shall be by a written instrument executed by the Company, and shall become effective as of the date specified in such instrument. Notwithstanding the foregoing, no amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Member’s or former Member’s accrued benefit, except as provided in Section 412(c)(8) of the Code. For purposes of the preceding sentence, an amendment which has the effect of decreasing a Member’s or former Member’s Individual Account or eliminating an optional form of benefit, with respect to benefits attributable to service prior to such amendment, shall be treated as reducing an accrued benefit. If any amendment changes the vesting schedule set forth in Section 10.1, then a Member’s or former Member’s nonforfeitable percentage in his Individual Account because of a change to the vesting schedule shall not be less than his nonforfeitable percentage computed under the vesting schedule in effect prior to the amendment. Furthermore, if any amendment changes the vesting schedule set forth in Section 10.1, then each Member or former Member having at least three (3) Years of Vesting Service may elect to be governed under the vesting schedule set forth in the Plan without regard to the amendment. The Member or former Member must file his written election with the Committee within sixty (60) days after receipt of a copy of the amendment. The Committee shall furnish the Member or former Member with a copy of the amendment and with notice of the time within which his election must be returned to the Committee.
     17.2 Termination of Plan. The Company may at any time, effective as specified, terminate the Plan by resolution of its board of directors. A certified copy of such resolution shall be delivered to the Trustee.
     17.3 Suspension and Discontinuance of Contributions. In the event the Company decides it is impossible or inadvisable for it to continue to make its contributions as provided in Article IV, it shall have the power by appropriate resolution to either:
     (a) suspend its contributions to the Plan;
     (b) discontinue its contributions to the Plan; or
     (c) terminate the Plan.
     Suspension shall be a temporary cessation of contributions and shall not constitute or require a termination of the Plan. Such a suspension which has not ripened into a complete discontinuance shall not constitute or require a termination of the Plan or Trust or any vesting of Individual Accounts, other than as prescribed by the provisions of Section 10.1. A complete discontinuance of contributions by the Company shall not constitute a formal termination of the Plan and shall not preclude later contributions, but all Individual Accounts of Members or former Members not theretofore fully vested shall be and become 100% vested and nonforfeitable in the respective Members or former Members, irrespective of the provisions of Section 10.1. In such event, Employees who become eligible to enter the Plan subsequent to the discontinuance shall receive no benefit, and no additional benefits shall accrue to any of such Employees unless such contributions are resumed. After the date of a complete discontinuance of contributions, the Trust shall remain in existence as provided in this Section 17.3, and the provisions of the Plan and Trust shall remain in force as may be necessary in the sole and absolute discretion of the Committee.
     17.4 Liquidation of Trust Fund. Upon termination or partial termination of the Plan, the Individual Accounts of all Members, former Members, and Beneficiaries shall thereupon be and become fully vested and nonforfeitable. Thereupon, the Trustee shall convert the Trust Fund to cash after deducting all charges and expenses. The Committee shall then adjust the balances of all Individual Accounts, as provided in Section 5.2. Thereafter, the Trustee shall distribute the amount to the credit of each affected Member, former Member, and Beneficiary, in accordance with the provisions of Article XV hereof.
     17.5 Consolidation, Merger or Transfer of Plan Assets. This Plan shall not be merged or consolidated with, nor shall any assets or liabilities be transferred to, any other plan, unless the benefits payable on behalf of each Member or former Member, if the Plan were terminated immediately after such action, would be equal to or greater than the benefits to which such Member or former Member would have been entitled if this Plan had been terminated immediately before such action. Further, except to the extent such transfer constitutes a direct rollover of an “eligible rollover distribution” pursuant to Section 15.6 hereof or constitutes an elective transfer, as described in Treasury Regulations Section 1.411(d)-4, Q&A-3(b)(1), to another qualified cash or deferred arrangement under Code Section 401(k), no assets of this Plan shall be transferred to another plan unless the Committee demonstrates to the Trustee’s reasonable satisfaction that any portion of the transfer attributable to Salary Reduction Contributions, including Catch-Up Contributions, if applicable, Qualified Nonelective Contributions and Qualified Matching Contributions shall remain subject to the limitations on distributions prescribed under Treasury Regulations Section 1.401(k)-1(d). The Trustee shall not accept a direct transfer of assets from a plan subject to the requirements of Section 417 of the Code.
ARTICLE XVIII
GENERAL PROVISIONS
     18.1 No Employment Contract. Nothing contained in this Plan shall be construed as giving any person whomsoever any legal or equitable right against the Committee, the Company, its stockholders, officers or directors, or against the Trustee, except as the same shall be specifically provided for in this Plan. Nor shall anything in this Plan give any Member, former Member, or other Employee the right to be retained in the service of the Company, and the employment of all persons by the Company shall remain subject to termination by the Company to the same extent as if this Plan had never been executed.

     18.2 Manner of Payment. Wherever and whenever it is herein provided for payments or distributions to be made, whether in money or otherwise, said payments or distributions shall be made directly into the hands of the Member or former Member, his Beneficiary, his administrator, executor or guardian, or an alternate payee pursuant to Section 15.5 herein, as the case may be. A deposit to the credit of a person entitled to payment in any bank or trust company selected by such person shall be deemed payment into his hands, and provided further that in the event any person otherwise entitled to receive any payment or distribution shall be a minor or an incompetent, such payment or distribution may be made to his guardian or other person as may be determined by the Committee.
     18.3 Nonalienation of Benefits. Subject to Code Section 414(p) and Section 15.5 herein relating to qualified domestic relations orders, the interest of any Member, former Member, or Beneficiary hereunder shall not be subject in any manner to any indebtedness, judgment, process, creditors’ bills, attachments, garnishment, levy, execution, seizure or receivership, nor shall such interest be in any manner reduced or affected by any transfer, assignment, conveyance, sale, encumbrance, act, omission, or mishap, voluntary or incidental, anticipatory or otherwise, of or to said Member, former Member, or Beneficiary, and they and any of them shall have no right or power to transfer, convey, assign, sell, or encumber said benefits and their interest therein, legal or equitable, during the existence of this Plan; provided, however, that a Member may assign or pledge his vested interest in the Fund as security for a loan made pursuant to the provisions of Section 11.1 hereof. Notwithstanding the foregoing, no provision of this Plan shall preclude the enforcement of a Federal tax levy made pursuant to Section 6331 of the Code or collection by the United States on a judgment resulting from an unpaid tax assessment.
     18.4 Titles for Convenience Only. Titles of the Articles and Sections hereof are for convenience only and shall not be considered in construing this Plan. Also words used in the singular or the plural may be construed as though in the plural or singular where they would so apply.
     18.5 Validity of Plan. This Plan and each of its provisions shall be construed and their validity determined by the laws of the State of Texas, and all provisions hereof shall be administered in accordance with the laws of said State, provided that in case of conflict, the provisions of ERISA shall control.
     18.6 Plan Binding. This Plan shall be binding upon the successors and assigns of the Company and the Trustee and upon the heirs and personal representatives of those individuals who become Members hereunder.
     18.7 Return of Contributions. This Plan and the related Trust are designed to qualify under Sections 401(a) and 501(a) of the Code. Anything contained herein to the contrary notwithstanding, if the initial determination letter is issued by the District Director of Internal Revenue to the effect that this Plan and related Trust hereby created, or as amended prior to the receipt of such letter, do not meet the requirements of Section 401(a) and 501(a) of the Code, the Company shall be entitled at its option to withdraw all contributions theretofore made, in which event the Plan and Trust shall then terminate.

     Each contribution to the Plan is specifically conditioned on the deductibility of such contribution under the Code. The Trustee, upon written request from the Company, shall return to the Company the amount of the Company’s contribution made as a result of a mistake of fact or the amount of the Company’s contribution disallowed as a deduction under Section 404 of the Code. Such return of contribution must be made within one (1) year after (a) the Company made the contribution by mistake of fact or (b) the disallowance of the contribution as a deduction. The amount of contribution subject to being returned hereunder shall not be increased by any earnings attributable to the contribution, but such amount subject to being returned shall be decreased by any losses attributable to it.
     18.8 Missing Members or Beneficiaries. Each Member shall file with the Committee from time to time in writing a mailing address and any change of mailing address for himself and his designated Beneficiary. Any communication, statement or notice addressed to a Member or Beneficiary at the last mailing address filed with the Committee, or if no such address is filed with the Committee, then at his last mailing address as shown on the Company’s records, shall be binding on the Member or his Beneficiary for all purposes of the Plan. The Committee shall not be required to search for or locate a Member or Beneficiary. If the Committee notifies any Member or Beneficiary that he is entitled to a distribution and also notifies him of the provisions of this Section 18.8 (or makes reasonable effort to so notify such Member or Beneficiary by certified letter, return receipt requested, to the last known address, or such other further diligent effort, including consultation with the Internal Revenue Service or the Social Security Administration, to ascertain the whereabouts of such Member or Beneficiary as the Committee deems appropriate) and the Member or Beneficiary fails to claim his distributive share or make his whereabouts known to the Committee within three years thereafter, the distributive share of such Member or Beneficiary will be forfeited and applied to reduce the Company Matching Contribution. However, if the Member or his Beneficiary should, thereafter, make a proper claim for such share, it shall be distributed to him.
     18.9 Qualified Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.
ARTICLE XIX
TOP-HEAVY RULES
     19.1 Definitions. For purposes of applying the provisions of this Article XIX:
     (a) “Key Employee” shall mean, as of any Determination Date (as defined below), any Employee or former Employee (including any deceased Employee) who, at any time during the Plan Year that includes the Determination Date, was an officer of the Company having Annual Compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning on or after January 1, 2003), a 5-percent owner of the Company, or a 1-percent owner of the Company having Annual Compensation of more than $150,000. For this purpose, Annual Compensation means compensation within the meaning of Section 6.5(b)(iv) of the Plan. The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder. The constructive ownership rules of Section 318 of the Code will apply to determine ownership in the Company.
     (b) “Non-Key Employee” is an Employee who does not meet the definition of Key Employee.
     (c) “Required Aggregation Group” means:
     (i) Each qualified plan of the Company or an Affiliated Entity (as defined below) in which at least one (1) Key Employee participates or participated at any time during the Plan Year that includes the Determination Date, or during the preceding four Plan Years (regardless of whether the plan has terminated); and
     (ii) Any other qualified plan of the Company that enables a plan described in (1) to meet the requirements of Section 401(a)(4) or Section 410 of the Code.
     (d) “Permissive Aggregation Group” is the Required Aggregation Group plus any other qualified plans maintained by the Company, but only if such group would satisfy in the aggregate the requirements of Section 401(a)(4) and Section 410 of the Code. The Committee shall determine which plans to take into account in determining the Permissive Aggregation Group.
     (e) “Determination Date” for any Plan Year is the last day of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the last day of that Plan Year.
     (f) “Five Percent (5%) Owner” is any person who owns more than five percent (5%) of the outstanding stock of the Company or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Company.
     (g) “One Percent (1%) Owner” is any person who owns more than one percent (1%) of the outstanding stock of the Company or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Company.
     (h) “Affiliated Entity” shall mean all the members of (i) a controlled group of corporations as defined in Section 414(b) of the Code; (ii) a commonly controlled group of trades or businesses (whether or not incorporated) as defined in Section 414(c) of the Code; (iii) an affiliated service group as defined in Section 414(m) of the Code of which the Company is a part; or (iv) a group of entities required to be aggregated pursuant to Section 414(o) of the Code and the regulations issued thereunder.
     19.2 Determination of Top-Heavy Status. The Plan is top heavy for a Plan Year if the top heavy ratio as of the Determination Date (as defined in Section 19.1 above) exceeds sixty percent (60%). The top heavy ratio is a fraction, the numerator of which is the sum of the present value of the Individual Accounts of all Key Employees (as defined in Section 19.1 above) as of the Determination Date and the denominator of which is a similar sum determined for all Employees in the Plan. The present value of the Individual Account balance of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.” The Individual Account of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account. The Committee shall calculate the top heavy ratio without regard to any Non Key Employee (as defined in Section 19.1 above) who was formerly a Key Employee. The Committee shall calculate the top heavy ratio, including the extent to which it must take into account distributions, rollovers and transfers, in accordance with Section 416 of the Code and the regulations under that Code Section.
     If the Company maintains other qualified plans (including a simplified employee pension plan), this Plan is top-heavy only if it is part of the Required Aggregation Group (as defined in Section 19. 1 above), and the top-heavy ratio for both the Required Aggregation Group and the Permissive Aggregation Group (as defined in Section 19.1 above) exceeds sixty percent (60%). The Committee will calculate the top-heavy ratio in the same manner as required by the first paragraph of this Section 19.2, taking into account all plans within the aggregation group. The Committee shall calculate the present value of accrued benefits and the other amounts the Committee must take into account under defined benefit plans or simplified employee pension plans included within the group, in accordance with the terms of those plans, Section 416 of the Code, and the regulations under that Code Section. The Committee shall calculate the top-heavy ratio with reference to the Determination Dates that fall within the same calendar year.
     19.3 Minimum Company Contribution. Notwithstanding anything contained herein to the contrary, for any Plan Year in which this Plan is determined to be top-heavy (as determined under Section 19.2 hereof), each Non-Key Employee who is an eligible Member shall be entitled to a supplemental contribution equal to three percent (3%) of such Non-Key Employee’s Annual Compensation, reduced by the amount of Qualified Nonelective Contributions, if any, allocated to his Salary Reduction Contribution Account for the applicable Plan Year. For purposes of this Section 19.3, an eligible Member is a Non-Key Employee who is employed by the Company on the last day of the applicable Plan Year.
     The percentage referred to in the preceding paragraph shall not exceed the percentage of Annual Compensation at which Company contributions, including Salary Reduction Contributions, are made or allocated under this Plan, and all other qualified defined contribution plans maintained by the Company, to the Key Employee for whom such percentage is the largest; provided, however, this sentence shall not apply if the Plan is required to be included in an Aggregation Group and enables a defined benefit plan required to be included in such group to meet the requirements of Code Sections 401(a)(4) or 410. If the minimum allocation is made for a Non-Key Employee pursuant to another qualified plan maintained by the Company, then the minimum allocation requirement will be considered satisfied for purposes of this Plan. Company Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.
ARTICLE XX
FIDUCIARY PROVISIONS
     20.1 General Allocation of Duties. Each fiduciary with respect to the Plan shall have only those specific powers, duties, responsibilities, and obligations as are specifically given him under the Plan. The board of directors of the Company shall have the sole responsibility for authorizing its contributions under the Plan. The Company shall have the sole authority to appoint and remove the members of the Committee and to amend or terminate this Plan, in whole or in part. The Committee shall have the sole authority to appoint and remove the Trustee and Investment Managers. However, neither the board nor the Committee shall be liable for any acts or omissions of the Trustee or Investment Manager or be under any obligation to invest or otherwise manage any assets of the Trust Fund which are subject to the management of the Trustee or Investment Manager. Except as otherwise specifically provided, the Committee shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described herein. Except as otherwise specifically provided, the Trustee shall have the sole responsibility for the administration, investment, and management of the assets held under the Plan. It is intended under the Plan that each fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities, and obligations hereunder and shall not be responsible for any act or failure to act of another fiduciary, except to the extent provided by law or as specifically provided herein.
     20.2 Fiduciary Duty. Each fiduciary under the Plan shall discharge its duties and responsibilities with respect to the Plan:
     (a) solely in the interest of the Members of the Plan, for the exclusive purpose of providing benefits to such Members and their Beneficiaries, and defraying reasonable expenses of administering the Plan;
     (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;
     (c) by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is prudent not to do so; and
     (d) in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with applicable law.
     20.3 Fiduciary Liability. A fiduciary shall not be liable in any way for any acts or omissions constituting a breach of fiduciary responsibility occurring prior to the date it becomes a fiduciary or after the date it ceases to be a fiduciary.
     20.4 Co-Fiduciary Liability. A fiduciary shall not be liable for any breach of fiduciary responsibility by another fiduciary unless:

     (a) it participates knowingly in, or knowingly undertakes to conceal, an act or omission of such other fiduciary, knowing such act or omission is a breach;
     (b) by its failure to comply with Section 404(a)(1) of ERISA in the administration of its specific responsibilities which give rise to its status as a fiduciary, it has enabled such other fiduciary to commit a breach; or
     (c) having knowledge of a breach by such other fiduciary, it fails to make reasonable efforts under the circumstances to remedy the breach.
     20.5 Delegation and Allocation. The Committee may appoint subcommittees, individuals, or any other agents as it deems advisable and may delegate to any of such appointees any or all of the powers and duties of the Committee. Such appointment and delegations must clearly specify the powers and duties delegated. Upon such appointment and delegation, the delegating Committee members shall have no liability for the acts or omissions of any such delegate, as long as the delegating Committee members do not violate their fiduciary responsibility in making or continuing such delegation.
     IN WITNESS WHEREOF, Southwest Airlines Co. has caused its corporate seal to be affixed hereto and these presents to be duly executed in its name and behalf by its proper officers thereunto duly authorized this 14th day of December, 2007.

SOUTHWEST AIRLINES CO.
By:	/s/ Gary C. Kelly
Gary C. Kelly, Chief Executive Officer